UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IREN Limited
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual General
Meeting & Proxy Statement
2026

Dear Shareholders:
On behalf of the Board of Directors, it is my pleasure to invite you to the 2026 Annual General Meeting of IREN Limited, which will be held virtually at 4:30pm on November 24, 2026 (ET) at www.virtualshareholdermeeting.com/IREN2026.
Further Information
Please find enclosed:
a)	the notice of meeting for this year’s AGM, being the two pages immediately following this letter;
b)	the Proxy Statement that contains important details concerning IREN, the AGM and the matters being considered at the AGM; and
c)	a proxy card or a voting instruction form.
This information can also be accessed online at www.proxyvote.com.
Items of Business
The items of business to be dealt with at the AGM are set out in the Notice of Meeting and further information can be found in the Proxy Statement, each accompanying this letter.
Please read these documents carefully to understand the resolutions which IREN’s shareholders are being asked to approve at the AGM.
How to Attend and Vote
We encourage IREN’s shareholders to participate in the AGM online, by visiting the Virtual Shareholder Meeting platform via the web link below, on a smartphone, tablet or computer.
www.virtualshareholdermeeting.com/IREN2026
Information on how to log on, ask questions and vote online is set out in the attached Notice of Meeting.
As detailed in the Notice of Meeting and the Proxy Statement, in order to vote, you must either attend the AGM via the online web link or by lodging your proxy or direct vote prior to the AGM. If you vote by proxy, you must submit your proxy card no later than November 23, 2026 by 11:59pm (ET). Instructions on how to lodge your proxy online are in the enclosed Notice of Meeting, the proxy card or voting instruction form and at www.proxyvote.com.
Board Recommendations
The Board unanimously (Mr. Guzowski abstaining in respect of Proposal 1) recommends that you vote FOR the resolutions being proposed at the AGM on which you are entitled to vote.
The Board and management team look forward to welcoming you to the AGM. Please contact me if you have any questions at AGM@iren.com. Thank you for your continued support.
David Bartholomew
Independent Non-Executive Chair of the Board of Directors

[i]

IREN Limited (ACN 629 842 799)
Level 5, 55 Market Street
Sydney, NSW Australia 2000
Notice of 2026 Annual General Meeting
The Notice of Internet Availability of Proxy Materials is being mailed, and the attached Proxy Statement and form of proxy are being made available, to our shareholders beginning on or about October 13, 2026. The annual general meeting of IREN Limited will be held at:

Date & Time	November 24, 2026, commencing at 4:30pm (ET)
Meeting Link	www.virtualshareholdermeeting.com/IREN2026
Purpose
To receive and consider the Financial Report, the Sustainability Report, the Directors’ Report and the Auditor’s Report (each as defined in the Proxy Statement) for the year ended June 30, 2026.

To receive and vote upon the following proposals:

 1.
Re-elect Christopher Guzowski as a director for a three-year term expiring at the 2029 AGM

 2.
Approve the repurchase by IREN of its ordinary shares pursuant to the Prepaid Forward Transactions (as defined in the Proxy Statement)

 3.
Approve the repurchase by IREN of its ordinary shares pursuant to the Capped Call Transactions (as defined in the Proxy Statement)

 4.
Approve an advisory vote on executive compensation (the “say-on-pay” vote)

 5.
Appoint KPMG Australia as IREN’s Australian statutory auditor

 6.
Ratify the appointment of KPMG LLP as IREN’s independent registered public accounting firm

Record Date
The Board has determined that the persons entitled to receive notice of the AGM are those who are registered shareholders of IREN at 5:00pm (ET) on September 28, 2026. In accordance with Regulation 7.11.37 of the Corporations Regulations 2001 (Cth) (Australia), those who are registered shareholders on the transfer books of IREN at 9:00am (AEDT) on November 23, 2026 (5:00pm (ET) on November 22, 2026) are also eligible to vote. Accordingly, transfers by such registered shareholders that are registered after that time will be disregarded in determining entitlements to attend and vote at the AGM.

Meeting Admission
If you wish to attend the AGM, which is exclusively being held virtually, please enter the 16-digit control number located on the Notice of Internet Availability mailed to you beginning on or about October 13, 2026, on your proxy card or voting instruction form at www.virtualshareholdermeeting.com/IREN2026.

ii

Voting by Proxy
Please submit a proxy card if you are a registered holder of shares held directly at our transfer agent or, for shares held in “street name” through a broker, bank or other nominee, a voting instruction form, as soon as possible, so your shares can be voted at the AGM. You may submit your proxy card by mail. If you are a registered holder of shares held directly at our transfer agent, you may also vote electronically by telephone or over the internet by following the instructions included with your proxy card. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or internet voting. Follow the instructions on the voting instruction form that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the AGM.

iii

PROXY STATEMENT
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held at
4:30pm on November 24, 2026 (ET)
virtually at: www.virtualshareholdermeeting.com/IREN2026

The Proxy Statement and Annual Report to Shareholders are available at:
www.proxyvote.com

iv

[v]

Glossary of Terms
This Proxy Statement includes a number of defined terms, and industry terms and concepts, which are defined as follows:
•	2020 Employee Share Plan: The Iris Energy 2020 Employee Share Plan under which loan-funded shares were issued before IREN’s initial public offering.
•	2021 Employee Option Plan: The Iris Energy Employee Option Plan, under which options were granted to employees.
•
2021 Long-Term Target Option Plan: The Iris Energy 2021 Executive Director Long-Term Target Option Plan, under which options to acquire ordinary shares at an exercise price of $75 per option were granted to our Co-CEOs.

•	2021 Non-Executive Director Option Plan: The Iris Energy 2021 Non-Executive Director Option Plan, under which options were granted to non-executive directors.
•	2022 LTIP: The IREN Limited 2022 Long-Term Incentive Plan.
•	2023 LTIP: The IREN Limited 2023 Long-Term Incentive Plan.
•	2025 AGM: The 2025 annual general meeting of IREN.
•	2025 NEO Retention Grants: The 2025 NEO Retention PRSUs and the 2025 NEO Retention TRSUs.
•	2025 NEO Retention PRSUs: The PRSUs granted to certain NEOs in Fiscal 2025 by the Board, upon the recommendation of the Compensation Committee.
•	2025 NEO Retention TRSUs: The TRSUs granted to certain NEOs in Fiscal 2025 by the Board, upon the recommendation of the Compensation Committee.
•	2025 Omnibus Incentive Plan: The IREN Limited 2025 Omnibus Incentive Plan, approved by shareholders at the 2025 AGM.
•	2026 Annual Report: IREN’s Annual Report for the fiscal year ended June 30, 2026, which accompanies this Proxy Statement and has been submitted to the SEC on Form ARS.
•	2026 Annual Report on Form 10-K: IREN’s annual report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on August 27, 2026.
•
2027 Co-CEO Staking Grants: The grant of an award of 9,099,328 TRSUs to each of our Co-CEOs on July 1, 2026, as approved by the Board on June 30, 2026, upon the recommendation of the Compensation Committee.

•	AGM: The 2026 annual general meeting of IREN, to be held virtually at 4:30pm (ET) on November 24, 2026, and any adjournment or postponement of it.
•	AI: Artificial Intelligence.
•	AI Cloud Services: Platforms that support AI workloads such as training and inference through cloud-based infrastructure.
•	Audit and Risk Committee: The audit and risk committee of the Board.
•	Auditor’s Report: The Australian statutory auditor’s report prepared by IREN’s Australian statutory auditor for IREN and its controlled entities for the year ended June 30, 2026.
•	B. Riley: B. Riley Principal Capital, LLC.
•	Bitcoin: A system of global, decentralized, scarce, digital money as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.
•	Board: The board of directors of IREN Limited.
•	CAP: “Compensation actually paid”, computed in accordance with Item 402(v) of Regulation S-K, as set out under “Pay Versus Performance”.
•	Capped Call Transactions: The capped call transactions, as described in Proposal 3.
•	CD&A: The Compensation Discussion and Analysis section of this Proxy Statement.
•	Chair: The chair of the Board.

vi

•	Citi: Citibank, N.A.
•	Co-Chief Executive Officers or Co-CEOs: Daniel Roberts and William Roberts.
•	Code of Business Conduct and Ethics: The code of business conduct and ethics adopted by IREN, as described under “Corporate Governance at IREN”.
•	Compensation Committee: The compensation committee of the Board.
•	Compensation Peer Group: The peer group used to compare and review the compensation paid to our NEOs, as described in the CD&A.
•	Constitution: The constitution of IREN, as amended from time to time.
•	Corporate Governance Guidelines: The corporate governance guidelines adopted by IREN, as described under “Corporate Governance at IREN”.
•	Corporations Act: The Corporations Act 2001 (Cth) (Australia).
•	Directors’ Report: The annual directors’ report prepared under Chapter 2M of the Corporations Act for IREN and its controlled entities for the year ended June 30, 2026.
•	Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act.
•	DRSUs: Director RSUs.
•	Exchange Act: The Securities Exchange Act of 1934, as amended.
•	Financial Report: The annual financial report prepared under Chapter 2M of the Corporations Act for IREN and its controlled entities for the year ended June 30, 2026.
•	Fiscal 2026: IREN’s fiscal year ended June 30, 2026 (and Fiscal 2025, Fiscal 2024 and Fiscal 2023 refer to the fiscal years ended June 30, 2025, 2024 and 2023, respectively).
•	Founder Directors: Daniel Roberts and William Roberts, who hold office as founder directors under Schedule 1 of the Constitution and are not allocated to a class of directors.
•	FW Cook: Frederic W. Cook & Co., Inc., the Compensation Committee’s independent compensation consultant.
•
GPUs: Graphics processing units are a type of computing technology designed for parallel processing, which can be used in a wide range of applications, including graphics and video rendering, gaming, creative production and AI.

•	Insider Trading Policy: IREN’s insider trading policy, which governs the purchase, sale and other dispositions of IREN securities by our employees, including our NEOs and directors.
•	IREN, we, us or our: IREN Limited (ACN 629 842 799) and, where the context requires, its controlled entities.
•	KPI: Key performance indicators.
•
KPMG Australia: KPMG, an Australian partnership and a member firm of the KPMG global organisation of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee, IREN’s Australian statutory auditor, appointed effective March 19, 2026.

•	KPMG LLP: KPMG LLP, IREN’s independent registered public accounting firm, appointed effective November 27, 2025.
•	Mirantis: Mirantis Inc.
•	Nasdaq: The Nasdaq Stock Market LLC.
•	NEOs: IREN’s named executive officers for Fiscal 2026, as listed in the CD&A.
•	Non-PEO NEOs: The NEOs other than the PEOs, as used under “Pay Versus Performance”.
•	Notice of Internet Availability: The Notice of Internet Availability of Proxy Materials, mailed to shareholders beginning on or about October 13, 2026.
•	Notice of Meeting: The notice of the 2026 annual general meeting that forms part of this document.
•	Nostrum Group: The Nostrum group of companies acquired by IREN in June 2026, which holds IREN’s Spanish development sites and development pipeline.

vii

•	NQUSS Index: Nasdaq US Small Cap Index.
•	PEO: Principal executive officer.
•	Prepaid Forward Transactions: The prepaid forward transactions described in Proposal 2.
•	Proxy Statement: This proxy statement, containing details concerning IREN, the AGM and the matters being considered at the AGM.
•	PRSUs: Performance-based RSUs.
•	RCGT: Raymond Chabot Grant Thornton LLP, IREN’s independent registered public accounting firm until its dismissal effective November 26, 2025.
•	Related Party Transactions Policy: IREN’s policy governing the review and approval of related party transactions.
•	RSUs: Restricted stock units.
•	SCT: The Summary Compensation Table in this Proxy Statement.
•	SEC: U.S. Securities and Exchange Commission.
•	Secretary: The secretary of IREN.
•	Securities Act: The Securities Act of 1933, as amended.
•	Superannuation: Contributions under the Australian Superannuation Guarantee (Administration) Act 1992 (Cth).
•	STIP: The IREN Limited 2025 Executive Short-Term Incentive Plan.
•	Sustainability Report: The sustainability report prepared under Chapter 2M of the Corporations Act for IREN and its controlled entities for the year ended June 30, 2026.
•	TRSUs: Time-based RSUs.
•	TSR: Total shareholder return.
•	VWAP: Volume-weighted average price.

viii

Proxy Statement Summary Information
The following summary provides general information about IREN, and highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire Proxy Statement and our 2026 Annual Report. The 2026 Annual Report accompanies this Proxy Statement and has been submitted to the SEC on Form ARS. In this Proxy Statement, we reference various information and materials available on our corporate website. We have included our website address in this Proxy Statement as an inactive textual reference only. Information and materials on our website are not incorporated by reference in this Proxy Statement.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include without limitation those relating to information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, executive compensation goals, and trends we expect to affect our business, and the timing of any of the foregoing. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “potential,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. Such forward-looking statements are subject to limitations, uncertainties, assumptions, disclaimers and other important factors set out in this document and you should not place undue reliance on these forward-looking statements.
We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this Proxy Statement and the related materials, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties, assumptions, and other important factors, and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to, those set forth in our 2026 Annual Report on Form 10-K and our subsequent filings with the SEC on Form 10-Q and Form 8-K.
Forward-looking statements speak only as of the date on which they were made and should be read carefully in conjunction with other uncertainties and potential events described in our Annual Report on Form 10-K and our subsequent filings with the SEC on Form 10-Q and Form 8-K. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events and circumstances. You should read this Proxy Statement completely and with the understanding that our actual future results may be materially different from what we expect.
Non-Voting Matters
At the AGM, you will be asked to receive and consider the following reports for the year ended June 30, 2026: (i) the annual financial report prepared under Chapter 2M of the Corporations Act for IREN and its controlled entities; (ii) the sustainability report prepared under Chapter 2M of the Corporations Act

[1]

for IREN and its controlled entities; (iii) the annual directors’ report prepared under Chapter 2M of the Corporations Act for IREN and its controlled entities; and (iv) the Australian statutory auditor’s report prepared by IREN’s Australian statutory auditor for IREN and its controlled entities.
Please note that this item does not require a formal resolution to be put to the AGM and accordingly no vote will be held. However, shareholders may ask questions on the matters contained in such reports. Shareholders will also be able to ask questions of IREN’s Australian statutory auditor, who will attend the AGM.
Voting Matters and Recommendations
At the AGM, you will be asked to vote upon the following proposals:

Proposal	Board’s Recommendation
Proposal 1: Re-elect Christopher Guzowski as a director for a three-year term expiring at the 2029 AGM	FOR
Proposal 2: Approve the repurchase by IREN of its ordinary shares pursuant to the Prepaid Forward Transactions (as defined in this Proxy Statement)	FOR
Proposal 3: Approve the repurchase by IREN of its ordinary shares pursuant to the Capped Call Transactions (as defined in this Proxy Statement)	FOR
Proposal 4: Approve an advisory vote on executive compensation (the “say-on-pay” vote)	FOR
Proposal 5: Appoint KPMG Australia as IREN’s Australian statutory auditor	FOR
Proposal 6: Ratify the appointment of KPMG LLP as IREN’s independent registered public accounting firm	FOR

About IREN
IREN is a vertically integrated AI Cloud Services platform, delivering data centers, compute and software for AI training and inference. We own and operate all three layers of the AI Cloud Services stack: the data center layer, which includes the land, power, substations, buildings and cooling that form the physical foundation of our AI Cloud Services platform; the compute layer, which includes the GPUs, CPUs, storage, servers and networking deployed within that data center infrastructure; and the software layer, which includes the managed services and enterprise support that enable customers to deploy, operate and manage AI workloads.
We deliver both bare metal compute and managed cloud services to customers supporting AI training and inference workloads. Our customer base includes hyperscalers, frontier labs, AI developers and enterprises. Our AI Cloud Services platform is underpinned by an expansive portfolio of land and grid-connected power in renewable-rich regions across North America, Europe and Asia Pacific. We also have Bitcoin mining operations. During the year ended June 30, 2026, we commenced decommissioning Bitcoin mining hardware and reallocating power and data center capacity toward AI Cloud Services. We aim to substantially complete the transition by December 31, 2026.

[2]

Overview of 2026 Executive Compensation Program
Our executive compensation program is designed to align the interests of directors and senior management with those of shareholders and IREN’s long-term strategic objectives. Our philosophy is grounded in the belief that a well-structured remuneration program supports the attraction, retention, and motivation of high-caliber leadership, while fostering sustainable performance and responsible governance. The following principles help guide us in designing our pay programs:
•	provide a total compensation program that takes into consideration competitive market requirements and strategic business needs;
•	motivate and reward executives to drive and achieve IREN’s goal of increasing shareholder value;
•
align total compensation levels with those paid by industry leaders of comparable financial size and complexity, including industry-specific and size-appropriate peer group for benchmarking compensation; and

•	allocate incentives for the achievement of short-term and long-term objectives, without motivating executives to take excessive risk.
Executive remuneration comprises a combination of:
•	Fixed Remuneration: Base salary and statutory benefits, reflecting the scope and complexity of the role, individual experience, and market benchmarks;
•	Short-Term Incentives: Performance-based incentives determined by the Board in its discretion, taking into account KPIs, individual performance and IREN’s broader performance; and
•
Long-Term Incentives: Equity-based awards designed to promote long-term value creation and align executive interests with shareholder returns. These awards typically vest over multiple years and are subject to continued service and/or performance hurdles.

The Board believes this structure promotes goal congruence between directors, executives, and shareholders, with leadership decisions being made with a view toward sustainable growth and value creation. The Compensation Committee is responsible for recommending remuneration arrangements for executive officers and non-employee directors, and the Board reviews these recommendations and approves such arrangements. In exercising this responsibility, the Board may seek independent advice from external executive compensation consultants. Remuneration decisions are guided by:
•	performance evaluations at both individual and group levels;
•	consideration of tenure and leadership contribution;
•	external benchmarking against peer companies and industry norms; and
•	regulatory compliance and governance best practices.
The Board remains committed to a transparent and performance-linked remuneration strategy that supports IREN’s ability to attract and retain exceptional talent, while ensuring alignment with shareholder interests and long-term corporate objectives.

[3]

Corporate Governance at IREN
Board Composition
The Board consists of six directors, four of whom are independent non-executive directors. David Bartholomew is the Chair of the Board.
The Board has the power to, at any time, appoint any person to be a director either to fill a casual vacancy or as an additional director (up to a maximum of 10).
Under rule 4.5 of the Constitution, adopted at the 2025 AGM (effective November 20, 2025), the directors other than the Founder Directors are divided into three classes, designated Class I, Class II and Class III. Each such director serves a term ending on the date of the third annual general meeting following the annual general meeting at which that director was elected. The directors in office as at the 2025 AGM serve initial terms expiring at the AGM (Class I: Christopher Guzowski), the 2027 annual general meeting (Class II: David Bartholomew) and the 2028 annual general meeting (Class III: Michael Alfred and Sunita Parasuraman). Daniel Roberts and William Roberts hold office as Founder Directors under Schedule 1 of the Constitution and are not allocated to classes. Commencing with the 2030 annual general meeting, each director whose term expires at that meeting will be elected annually and, effective at the conclusion of the 2032 annual general meeting, the Board will no longer be classified (meaning that following such meeting each director will be required to be elected annually).
Board of Directors and Executive Officers
The table below presents information for each of the directors, each of whom has been appointed by the Board. Christopher Guzowski has a term expiring at the AGM and has been nominated by the Board for re-election by the shareholders. IREN believes that each of the below directors possesses the qualifications to serve as a member of the Board. The table below also presents our executive officers.

Name	Age	Committee Roles	Position	Year First Appointed to Board
Independent Non-Executive Directors
David Bartholomew	65	Audit and Risk Committee Compensation Committee (Chair)	Chair and Class II Director	2021
Michael Alfred	45	Audit and Risk Committee Compensation Committee	Class III Director	2021
Christopher Guzowski	41	Audit and Risk Committee Compensation Committee	Class I Director	2019
Sunita Parasuraman	53	Audit and Risk Committee (Chair) Compensation Committee	Class III Director	2023

[4]

Name	Age	Committee Roles	Position	Year First Appointed to Board
Executive Officers and Directors
Daniel Roberts	42	N/A	Director and Co-Chief Executive Officer	2018
William Roberts	36	N/A	Director and Co-Chief Executive Officer	2018
Anthony Lewis	50	N/A	Chief Financial Officer	N/A

David Bartholomew has served as the chair of the Board since September 2021. Mr. Bartholomew currently serves as a non-executive director on the boards of Atlas Arteria – an ASX listed global owner and operator of toll roads, Endeavour Energy – a NSW electricity distributor, Atmos Renewables (Independent Non-Executive Chair) – an owner and developer of renewable generation assets in Australia and GHD – a global engineering services firm. Mr. Bartholomew’s executive background includes the role of Chief Executive Officer of DUET Group, where he oversaw the ASX listed company’s transition to a fully internalized management and governance structure and in which he was appointed to the boards of DUET’s portfolio companies including United Energy Distribution (Victorian electricity distribution), Multinet Gas (Victorian gas distribution), the Dampier to Bunbury Natural Gas Pipeline, Energy Developments Limited (remote and waste-to-energy electricity generation) and Duquesne Light (Pittsburgh, USA electricity distribution). He has also held executive roles at Hastings Funds Management, Lend Lease, The Boston Consulting Group and BHP Minerals. Mr. Bartholomew has also served on the boards of Vector Limited, Power and Water Corporation (NT), Keolis Downer, Dussur (Saudi Arabia), The Helmsman Project. Representing investors managed by Hastings Funds Management he has also served on the Boards of Interlink Roads (Sydney’s M5 Motorway), Statewide Roads (Sydney’s M4 Motorway), Epic Energy (gas transmission), Sydney Light Rail, Port of Geelong, various forestry companies and Nextgen Networks (communications cable network). Mr. Bartholomew holds a Bachelor of Economics (Honours) degree from Adelaide University and an MBA from the Australian Graduate School of Management. Mr. Bartholomew’s experience with Australian public companies, power and energy companies, and various executive roles, together with his background in economics, enable him to lead the Board on strategic and operational issues.
Christopher Guzowski has served on the Board since December 2019. Mr. Guzowski has over 15 years’ international experience in renewable energy project development across Europe and Australia. Mr. Guzowski founded Baltic Wind, developing large scale wind farm projects in Europe from greenfield to operations. He also founded Mithra Energy, developing a multitude of Wind, Solar PV and BESS projects in Poland since 2012. Mr. Guzowski was the Project Development Director and commercial development partner of Photon Energy, successfully developing a major solar PV project portfolio in Australia. Mr. Guzowski was the Founding Director of ADCCA – Australian Digital Currency Commerce Association and was a founder of ABA Technology in 2014. He started his career at PwC and since then has continuously been an active angel and technology start up investor. Mr. Guzowski holds a Bachelor of Business from University of Technology Sydney and an MBA in Energy Management from Vienna University of Economics and Business. Mr. Guzowski’s history working with renewable energy project development and digital currency and blockchain, together with his background in business and energy management, allow him to contribute significant knowledge and guidance on relevant company strategy.
Michael Alfred has served on the Board since October 2021. Mr. Alfred is a private investor, advisor, and board member. He is the Founder & Managing Partner of Alpine Fox LP, a private investment partnership focused on value equities and Bitcoin. Previously, he served as the Chief Executive Officer of Digital Assets Data, Inc., a financial technology and data company building enterprise-grade software and data feeds for the digital asset ecosystem, from when he co-founded Digital Assets Data, Inc. in January 2018 through its

[5]

sale to New York Digital Investment Group LLC in November 2020. Mr. Alfred has served as an advisor to the Chief Executive Officer of Amenify, a real estate technology company, since July 2020. From October 2016 to January 2018, Mr. Alfred was a Managing Director and member of the five-person executive committee for Strategic Insight, Inc., a provider of data and software to the global asset management industry, which was acquired by Institutional Shareholder Services (ISS) in 2019. Prior to that, Mr. Alfred served as the Chief Executive Officer of BrightScope, Inc., a financial information company providing 401k analyses and tools for retirement plan participants, sponsors and advisors, from February 2008 until it was acquired by Strategic Insight, Inc. in October 2016. Prior to co-founding BrightScope, Inc., Mr. Alfred served as Co-Founder and Portfolio Manager of Alfred Capital Management, LLC, a registered investment advisor serving high net worth individuals. Mr. Alfred also serves as a principal investor in a variety of industries including technology and consumer products. Mr. Alfred served on the board of Crestone Group, LLC, a national artisan bakery, from March 2015 to July 2026, including as Chairman from 2020. Mr. Alfred has served on the Boards of Eaglebrook Advisors, a tech-driven digital asset management platform for financial advisors and their clients, since September 2019, and Wealthie Inc., a home equity management platform, since April 2025, and Bakkt Inc., which provides regulated infrastructure enabling institutional participation in the digital asset economy since September 2025. Mr. Alfred received a Bachelor of Arts degree in History from Stanford University. Mr. Alfred brings to the Board significant experience with digital assets and technology companies, together with his background in investment and growth companies.
Sunita Parasuraman has served on the Board since July 2023. During her career as a senior technology executive, Ms. Parasuraman has built and scaled world-class teams at Meta (Facebook), VMware, Genentech, and Apple. Ms. Parasuraman most recently served as the Head of Investments, New Product Experimentation at Meta (Facebook) and, prior to that, served as Facebook’s Global Head of Treasury and Head of Treasury for Facebook’s blockchain initiative (Libra). Ms. Parasuraman currently serves on the board of The Baldwin Group (Nasdaq: BWIN), a leading publicly-traded insurance distribution company, where she is a member of its Audit and Technology & Cyber Risk Committees. She also serves on the board of BitGo, a digital asset infrastructure company, where she chairs the Audit Committee, on the board of Helfie.ai, an AI powered preventative health platform company, and on the IIT Bombay Heritage Foundation, where she chairs the Nomination & Governance Committee and serves on the Finance Committee. Ms. Parasuraman holds a Bachelor’s degree in Engineering from the Indian Institute of Technology (IIT), Bombay, a Master’s degree in Engineering from the University of Pennsylvania and an MBA from the University of California, Berkeley’s Haas School of Business. Ms. Parasuraman’s experience as an executive at various technology companies as well as her roles on various board and committees, together with her background in finance, treasury and engineering, enable her to provide knowledge and guidance to the Board on financial and operational matters.
Daniel Roberts is a Co-Founder, Co-Chief Executive Officer and director of IREN. He co-founded IREN in 2018 with his brother, William Roberts, who is also Co-Chief Executive Officer. IREN started in Bitcoin mining and is now an AI cloud infrastructure company with approximately 5GW of secured power in the United States, Canada, Spain and Australia and AI Cloud Services contracts with customers including Microsoft and NVIDIA. Before IREN, Mr. Roberts was an executive director and co-owner of Palisade Investment Partners, an infrastructure investment manager which in 2018 managed 23 infrastructure assets with a total value of A$8 billion. Earlier he worked at Macquarie Group and PwC in London and Sydney. He has served on the boards of Northern Territory Airports, Sunshine Coast Airport, Granville Harbour Wind Farm, Ross River Solar Farm, ANZ Terminals and the Tasmanian Gas Pipeline, and sits on the board of JOLT, a BlackRock-backed EV charging business, where he is also a shareholder. He holds a Bachelor of Business from the University of Technology Sydney and a Master of Finance (Dean’s List) from INSEAD. Mr. Roberts brings to the Board more than 20 years in infrastructure investment, capital markets and project delivery, and has led IREN since 2018.
William Roberts is a Co-Founder, Co-Chief Executive Officer and director of IREN. He co-founded IREN in 2018 with his brother, Daniel Roberts, who is also Co-Chief Executive Officer. IREN started in Bitcoin mining and is now an AI cloud infrastructure company with approximately 5GW of secured power in the United States, Canada, Spain and Australia and AI Cloud Services contracts with customers including Microsoft

[6]

and NVIDIA. Before IREN, Mr. Roberts worked at Macquarie Group, where his experience spanned debt financing and principal investment as well as foreign exchange and commodity price risk management, and where he co-founded the firm’s newly established Digital Assets team. Earlier he held roles at Westpac and Brookfield Multiplex. He holds a Bachelor of Business (Distinction) from the University of Technology Sydney. Mr. Roberts brings to the Board more than 15 years in finance, real assets and commodities, and has led IREN since 2018.
Anthony Lewis was appointed as Chief Financial Officer of IREN on September 8, 2025. Prior to that, Mr. Lewis served as IREN’s Chief Capital Officer from July 1, 2025. Mr. Lewis brings more than two decades of experience in financial markets, including over 22 years at Macquarie Group, a global financial services and asset management firm with operations in over 30 markets. Mr. Lewis commenced his career with Macquarie Group in Sydney in 2002 in the investment banking group. During his career in investment banking Mr. Lewis worked across asset classes (including principal investing in renewable energy assets), in both Sydney and London. Mr. Lewis subsequently took on a number of roles in group treasury including Global Head of Transactions and Structuring, Head of Capital and ultimately Co-Treasurer. In this role he was responsible for global treasury operations including fund raising, liquidity and capital management, group structure and corporate development, regulatory reporting, and group financial planning. Mr. Lewis brings deep expertise in capital markets, financial and risk management, strategic planning and leadership. His educational background includes a Bachelor of Commerce and a Bachelor of Laws (First Class Honors) from the University of Sydney.
Director Independence
Under the listing requirements and rules of Nasdaq, we are required to have a majority of independent directors on the Board, and our Audit and Risk Committee and Compensation Committee are required to consist fully of independent directors. The Board has undertaken a review of the independence of each director and, based on information provided by each non-employee director concerning their background, employment and affiliations, the Board determined that David Bartholomew, Christopher Guzowski, Michael Alfred and Sunita Parasuraman do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of director and that each of these directors are “independent” as that term is defined under Nasdaq rules.
In making these determinations, the Board considered the current and prior relationships that each non-employee director has with IREN and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of IREN securities by each such non-employee director or affiliated entities, and their involvement in any transactions described under the heading “Related Party Transactions.”
Director Nominee Qualifications and Skills
We do not have a standing nominating committee. Rather, in accordance with Rule 5605(e) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who participate in the consideration and recommendation of director nominees are David Bartholomew, Christopher Guzowski, Michael Alfred and Sunita Parasuraman, with Mr. Guzowski not participating in the consideration of his own nomination. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place but have adopted a Board resolution addressing the nominations process and related matters required under U.S. federal securities laws.
Our independent directors are responsible for assessing with the Board the appropriate skills, experience, and background that we seek in Board members in the context of our business and the existing composition of the Board. This assessment includes numerous diverse factors, such as independence; personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social

[7]

policy concerns; experience relevant to our industry (such as understanding of and experience in digital asset mining, high-performance computing and AI Cloud Services, technology, infrastructure, finance and marketing); experience as a board member or executive officer of another publicly held company; senior leadership experience; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; international experience; and any other relevant qualifications, attributes or skills. The Board then determines whether a nominee’s background, experience, personal characteristics and skills will advance the Board’s goal of creating and sustaining a Board with a diversity of perspectives and viewpoints that can support and oversee IREN’s complex activities.
Board of Directors Leadership Structure
The Board periodically evaluates our leadership structure and the combination or separation of the chief executive officer and chair of the Board roles. The combination or separation of the chief executive officer and chair of the Board roles is and will be driven by IREN’s governance and leadership needs at any point in time.
At this time, IREN has two Co-Chief Executive Officers, Daniel Roberts and William Roberts, and a separate Chair of the Board, David Bartholomew, who is independent. IREN believes that having an independent Chair provides strong independent leadership and oversight for IREN and the Board. We believe that the separation of the Chair and Co-Chief Executive Officer positions allows our independent Chair to focus on the governance of the Board, Board meeting agenda planning, the recruitment of new directors and Board committee responsibilities. Furthermore, this structure allows our Co-Chief Executive Officers to focus their attention on the business and execution of IREN’s strategy.
Board and Committee Self-Assessment
The Board conducts a periodic self-assessment to assess whether the Board, its committees, and each member of the Board are working effectively, and to provide an opportunity to reflect upon and improve processes and effectiveness.
Board of Directors’ Role in Risk Oversight
The Board and its committees oversee the risk management activities designed and implemented by our management team and also considers specific risk topics, including risks associated with our strategic initiatives, cybersecurity, business plans and capital structure. The Board executes its oversight responsibilities both directly and through its committees and believes its risk management processes are well-supported by the current Board leadership structure. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of IREN and reports regularly to the Board and Audit and Risk Committee on risk management activities, including cybersecurity and information technology, along with frequent informal communications to the Board between regularly scheduled meetings to keep the Board apprised of any emerging risks or incidents. The Board has delegated to the Audit and Risk Committee oversight of its risk management process, and our other Board committee also considers risks related to the performance of its respective committee responsibilities. All committees report to the Board regularly and as frequently as appropriate, including when a matter rises to the level of a material or enterprise risk.
Meetings of the Board of Directors and Annual General Meeting of Shareholders
The Board directs the management of our business and affairs as provided by Australian law and conducts its business through meetings of the Board and the operation of the Audit and Risk Committee and the Compensation Committee.

[8]

During the fiscal year ended June 30, 2026, the Board held seven meetings, and each of the incumbent directors attended at least 75% of the total of all meetings of the Board and committees on which the director served during his or her service as a director during the year.
Although IREN does not have a formal policy regarding attendance of directors at the annual general meeting of shareholders, all directors are encouraged to attend. All directors on the Board at the time of our 2025 AGM attended the virtual meeting.
Committees of the Board of Directors
The Board directs the management of our business and affairs and conducts its business through meetings of the Board and the operation of the Audit and Risk Committee and the Compensation Committee. In addition, from time to time, other committees may be established under the direction of the Board when necessary or advisable to address specific issues.
Audit and Risk Committee
The Audit and Risk Committee of the Board operates under a charter, a copy of which is available on our website at www.iren.com/investors/governance.
The Audit and Risk Committee consists of Sunita Parasuraman (Chair), David Bartholomew, Christopher Guzowski and Michael Alfred. During the fiscal year ended June 30, 2026, the Audit and Risk Committee held six meetings. The Audit and Risk Committee has direct responsibility for the oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements, and may terminate our registered public accounting firm’s engagement without the approval of IREN’s shareholders whenever the Audit and Risk Committee deems appropriate. The Audit and Risk Committee also oversees the integrity of the financial statements of IREN and its wholly owned subsidiaries and the qualifications, performance and independence of our independent registered public accounting firm. The Audit and Risk Committee also reviews and discusses IREN’s risk management, including without limitation financial, operational, cybersecurity, legal, regulatory and reputational risks and has established procedures for the receipt, retention and treatment of complaints received by IREN regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by IREN employees of concerns regarding questionable accounting or auditing matters. Additionally, the Audit and Risk Committee maintains oversight of the internal audit function of IREN and reviews related party transactions. The Audit and Risk Committee may delegate its responsibilities to any subcommittee, if approved by the Board.
The Board has determined that each member of the Audit and Risk Committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, which is a heightened test as compared to the general test for independence of board members.
All members of the Audit and Risk Committee are able to read and understand fundamental financial statements, are familiar with finance and accounting practices and principles, and are financially literate, and the Board has determined that all members of the Audit and Risk Committee meet the requirements for financial literacy under the applicable SEC and Nasdaq rules concerning audit committees. The Board has determined that each of David Bartholomew and Sunita Parasuraman is an “audit committee financial expert” as such term is defined under the applicable regulations of the SEC and has the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of the Nasdaq.
Compensation Committee
The Compensation Committee operates under a charter, a copy of which is available on our website at www.iren.com/investors/governance.
The Compensation Committee consists of David Bartholomew (Chair), Michael Alfred, Christopher Guzowski and Sunita Parasuraman. During the fiscal year ended June 30, 2026, the Compensation

[9]

Committee held four meetings. The Compensation Committee is responsible for reviewing and recommending to the Board: corporate goals and objectives relevant to executive compensation as well as base salary, bonus, equity and other benefits for senior executives, compensation of non-executive directors, and any changes to IREN’s incentive compensation and equity-based plans and arrangements. The Compensation Committee may delegate its responsibilities to a subcommittee, if approved by the Board, and has been aided in its review of, and recommendations regarding, executive compensation by an independent consultant, FW Cook, which provides the Compensation Committee with compensation benchmarking and consultation services.
The Board has determined that each member of the Compensation Committee is “independent” as such term is defined in Rule 10C-1(b)(1) under the Exchange Act and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee have been officers or employees of IREN at any time during the past year. Additionally, none of our executive officers serve on the compensation committee or board of directors of any other entity where an executive officer of that entity is a member of our Board or Compensation Committee. For information regarding transactions between IREN and the members of the Compensation Committee, please see “Related Party Transactions” below.
Corporate Governance Guidelines and Code of Business Conduct
and Ethics
We have adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of the Board, directors and Board committees, conflicts of interest, succession planning, committee composition, director term limits, and other important governance policies and principles.
Additionally, we have adopted the Code of Business Conduct and Ethics, which applies to all our directors, and to our officers and other employees. Our Code of Business Conduct and Ethics addresses, among other things, competition and fair dealing, gifts and entertainment, conflicts of interest, international trade laws, public communications and Regulation FD, modern slavery, compliance with laws, regulations and policies, confidentiality and corporate opportunity requirements and the process for reporting violations of the Code of Business Conduct and Ethics. We will promptly disclose, if required by applicable laws, any amendment to, or waiver from, our Code of Business Conduct and Ethics granted to directors or executive officers by timely posting such information on our website.
The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available under the “Governance” section of our website at www.iren.com/investors/governance.
Insider Trading Policy
Our Board has adopted an Insider Trading Policy, which applies to all officers, directors and employees of IREN. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to IREN. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our 2026 Annual Report on Form 10-K. The Insider Trading Policy prohibits purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of IREN’s securities.
Communication with the Board of Directors
Shareholders and interested parties who wish to contact any member of the Board or the entire Board should address correspondence to the Chair in care of the Secretary by email. The Secretary will review and forward correspondence to the Chair or the appropriate person or persons for response. Such items that

[10]

are unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Secretary, including, without limitation, solicitations and advertisements, junk mail, product-related communications, job referral materials and resumes, surveys, and material that is determined to be illegal or otherwise inappropriate.
Shareholders may recommend a candidate to the Board by following the procedures for communicating with the Board described above. The Board will evaluate director candidates recommended by shareholders in the same manner as other director candidates.
Chair of IREN Limited
c/o Office of the Secretary
AGM@iren.com
Related Party Transactions
Other than the compensation arrangements, which are described below under the caption “Executive Compensation,” and the transactions described in this section, since July 1, 2025 through the date of this Proxy Statement, we did not enter into any related party transactions with any related parties as defined in IREN’s written related party transactions policy adopted by the Board in an amount that exceeded or will exceed $120,000 and including: (i) directors, director nominees and members of key management personnel, or their immediate family members; and (ii) individuals or entities that directly or indirectly, through one or more intermediaries, control us, or that hold 5% or more of any class of our voting securities.
An immediate family member of Christopher Guzowski, one of our directors, is currently employed by us as an Associate Director. The employee is not one of our executive officers. In Fiscal 2026, the employee had total annualized cash compensation in excess of $120,000. The employee is also eligible to participate in our employee benefit plans and arrangements which are generally made available to other employees at his level, including employee equity incentive plans, health benefits, vacation benefits, retirement savings plans and insurance plans. The employee’s compensation was established by us in accordance with our compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions. The transaction was reviewed and approved by the Audit and Risk Committee under our Related Party Transactions Policy.
In September 2025, Daniel Roberts and William Roberts, our Co-Chief Executive Officers and directors, each sold, through associated trusts, vested options to B. Riley, for an aggregate purchase price of approximately $24.5 million each. The sales were effected under option purchase agreements dated August 28, 2025 and related option assignment agreements to which we were a party in order to facilitate the assignments, the exercise of the options and the registered resale of the underlying shares. B. Riley paid the aggregate exercise price to us in full prior to each assignment, and we incurred legal fees and disbursements of approximately $270,000 in facilitating the transaction. The transaction was reviewed and approved by the Audit and Risk Committee under our Related Party Transactions Policy and approved by the Board.
Pursuant to the Related Party Transactions Policy, certain related party transactions will require shareholder approval under Australian law, while other related party transactions will only require approval by the Audit and Risk Committee. Shareholders or the Audit and Risk Committee, as applicable, will review all material facts of all related party transactions and either approve or disapprove entry into the related party transactions, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, the Audit and Risk Committee will take into account, among other factors, the following: (i) whether the related party transaction is on arm’s length terms or terms less favorable than terms generally available to an unrelated third-party under the same or similar circumstances and (ii) the extent of the related person’s interest in the transaction. Furthermore, the policy requires that all related party transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

[11]

Executive Compensation
Compensation Discussion and Analysis
This CD&A describes our compensation approach and programs for our NEOs. Our NEOs for Fiscal 2026 are:

NEO	Title
William Roberts	Co-Chief Executive Officer
Daniel Roberts	Co-Chief Executive Officer
Anthony Lewis	Chief Financial Officer(1)
Belinda Nucifora	Former Chief Financial Officer(1)

(1)
Mr. Lewis joined IREN on July 1, 2025 as the Chief Capital Officer of IREN. Effective September 8, 2025, Ms. Nucifora ceased employment with IREN and Anthony Lewis was appointed as Chief Financial Officer of IREN.

Our Business
IREN is a vertically integrated AI Cloud Services platform, delivering data centers, compute and software for AI training and inference. We own and operate all three layers of the AI Cloud Services stack: the data center layer, the compute layer and the software layer.
•	The data center layer includes the land, power, substations, buildings and cooling that form the physical foundation of our AI Cloud Services platform.
•	The compute layer includes the GPUs, CPUs, storage, servers and networking deployed within that data center infrastructure.
•	The software layer includes the managed services and enterprise support that enables customers to deploy, operate and manage AI workloads.
We believe that owning and operating all three layers of the AI Cloud Services stack enables us to bring compute online quickly and at scale, optimize performance and reliability, and provide customers with greater certainty and flexibility than AI Cloud Services platforms that are more dependent on third-parties for one or more of those layers.
We deliver both bare metal compute and managed cloud services to customers supporting AI training and inference workloads. Our customer base includes hyperscalers, enterprises, AI developers and frontier labs. As of June 30, 2026, our operating AI Cloud Services capacity represented approximately 40MW.
Our AI Cloud Services platform is underpinned by an expansive portfolio of land and grid-connected power in renewable-rich regions across North America, Europe and Asia-Pacific. As of June 30, 2026, we had executed grid connection agreements, letters of agreement or equivalents representing approximately 5GW of total power capacity in the United States, Canada, Spain and Australia, and a further multi-GW development pipeline.
We also have Bitcoin mining operations. During the year ended June 30, 2026, we commenced decommissioning Bitcoin mining hardware and reallocating power and data center capacity toward AI Cloud Services, and aim to substantially complete this transition by December 31, 2026.

[12]

Fiscal 2026 Performance Highlights
Fiscal 2026 was a transformational year for IREN. IREN delivered record revenue of $707.0 million and materially advanced its transition into a vertically integrated AI Cloud Services platform, delivering data centers, compute and software for AI training and inference.
Operationally, IREN delivered strong execution against its strategic priorities. Key operational achievements include:
•
Expanded IREN’s global development platform to approximately 5GW of power capacity under executed grid connection agreements, letters of agreement or equivalent arrangements across North America, Europe and Asia-Pacific, supported by a further multi-GW development pipeline.

•
Advanced construction across its development portfolio, including late-stage construction of Horizons 1–4 and early site works for Horizons 5–6 at Childress, together with continued construction at Sweetwater 1 and GPU installations at Mackenzie and Prince George.

•
Completed the acquisition of Nostrum Group in June 2026, establishing IREN’s European development platform and adding sites and a development pipeline in Spain, together with local development, engineering, construction and operational capabilities.

•
Entered into a strategic partnership with NVIDIA in May 2026 intended to support the deployment over time of up to 5GW of NVIDIA DSX-aligned AI infrastructure across IREN’s global development portfolio. During Fiscal 2026, IREN also secured NVIDIA Preferred Partner status and achieved NVIDIA Exemplar Cloud status for its NVIDIA HGX B300 platform.

•
Entered into an agreement with Microsoft in November 2025 to provide dedicated GPU services over a five-year average term, representing approximately $9.7 billion of total contract value, and a five-year cloud services contract with NVIDIA in May 2026 representing approximately $3.4 billion of total contract value.

•
Raised approximately $16.2 billion of financing across convertible notes, GPU financing, customer prepayments and equity, including a $3.65 billion investment-grade GPU financing facility to support the delivery of its AI Cloud Services contract with Microsoft. At the time of issue, the facility was the highest publicly rated investment-grade GPU financing announced and the first GPU financing in the U.S. private placement market.

•
Employee headcount increased from 257 employees as of June 30, 2025 to 685 employees as of June 30, 2026, including 61 employees added through the Nostrum Group acquisition. IREN also added leadership capabilities in innovation and global brand and marketing, supporting the execution of contracted AI Cloud Services deployments and continued development of its global infrastructure portfolio.

Additional achievements following June 30, 2026, include:
•
In July 2026, we entered into multi-year cloud services contracts with leading AI developers including Prometheus, Perplexity and Together AI, representing approximately $2.8 billion in aggregate total contract value.

•	In August 2026, we entered into a multi-year cloud services contract with a leading frontier AI lab.
•
Raised $2.8 billion in GPU backed financing for non-investment-grade customer deployments. This includes $2.4 billion in financing led by Blue Owl and Pacific Investment Management Company LLC, as adviser to certain investors, at a 9.0% fixed rate for the Mackenzie expansion, which funds 90% of associated GPU capex.

[13]

•
Completed the acquisition of Mirantis in August 2026, adding cloud infrastructure software, Kubernetes-based orchestration and enterprise support capabilities. IREN is integrating Mirantis’ k0rdent AI platform into its software layer to support GPU provisioning and lifecycle management, workload orchestration and scheduling, platform monitoring and customer support.

•
Delivered Horizon 1 to, and received acceptance from, Microsoft in August 2026. Horizon 1 is the first of four 50MW (IT) liquid-cooled deployments at Childress. IREN also achieved NVIDIA Exemplar Cloud status for its NVIDIA GB300 NVL72 platform.

•	Added senior leadership capabilities across AI Cloud Services product strategy, global data center development and information security.
IREN’s near-term priorities include completing the remaining Horizon 2-4 deployments at Childress and transitioning existing capacity at Childress and in British Columbia to AI Cloud Services. Beyond these projects, IREN is progressing further expansion at Childress and its existing British Columbia sites, together with development at Sweetwater, Kiowa, Bundey and Badajoz.
These developments have increased the scale of IREN’s power portfolio and broadened its capabilities across data centers, compute and software. They provide the foundation for sustained growth and long-term shareholder value creation.
The following chart summarizes IREN’s TSR performance relative to our competitors over the three-year period ended June 30, 2026, based on the closing share prices of IREN and its competitors on June 30, 2023 and June 30, 2026.

CoreWeave, Inc. completed its initial public offering in March 2025, and its total shareholder return reflects performance since that listing date rather than the full three-year period shown for the other companies. Nebius Group N.V. (formerly Yandex N.V.) was suspended from trading on Nasdaq from February 2022 until it resumed trading in October 2024; its total shareholder return reflects this trading suspension and may not be directly comparable to the other companies presented.

[14]

Fiscal 2026 Executive Compensation Practices
We maintain a compensation program designed to attract and retain high-caliber executives in an increasingly competitive talent market. As an AI Cloud Services company, IREN competes with hyperscale cloud providers and other leading technology and digital infrastructure companies for experienced leaders with the capabilities required to execute our strategy and support our growth. Accordingly, our compensation program is designed to attract, motivate and retain top-level talent through competitive compensation while continuing to reflect strong corporate governance practices, as summarized below.

Compensation Practice	Description
At-Risk Compensation
In Fiscal 2026, nearly all of our NEO compensation was tied to either short- or long-term IREN performance: 96% of our Co-CEOs’ total target compensation was at risk compensation (Mr. Lewis’ was 75% at risk). At-risk compensation (a) includes short-term annual cash bonuses and both time-based and performance-based equity awards and (b) excludes any one-time equity awards and the 2027 Co-CEO Staking Grants.
In Fiscal 2027, our Co-CEOs will not receive any annual long-term incentive equity grant, because the 2027 Co-CEO Staking Grants made on July 1, 2026 replace annual equity awards for their four-year vesting period.

Incentive Metrics
A large portion of our NEOs’ Fiscal 2026 compensation was tied to relative TSR to promote proper alignment with shareholders. Incentive metrics are regularly reviewed by the Compensation Committee and are directly aligned with shareholder value creation.

Risk Assessment of Compensation Programs	The Compensation Committee periodically reviews whether risks arising from IREN’s compensation policies and practices are reasonably likely to have a material adverse effect on IREN.
Clawback Policy
In addition to the recoupment of certain incentive-based compensation that may be erroneously awarded to a current or former NEO or other executive officer in the event of a financial restatement in accordance with Nasdaq listing requirements, the STIP and the 2023 LTIP also allow the Board to reduce unvested awards, and to recover awards (including time-based awards) vested or paid out within the previous three years, in cases of misconduct.

Long-Term Vesting Requirements
Equity awards granted to our executives, including our NEOs, vest over multiple years following the date of grant, which is consistent with current market practice and our executive retention objectives. Our 2027 Co-CEO Staking Grants, granted in Fiscal 2027 to our Co-CEOs, vest over four years with each vested installment subject to a further two-year holding period, so that no installment may be monetized within three years of grant and the final installment not until six years after grant.

Annual Executive Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.
Independent Compensation Consultant	The Compensation Committee has retained a compensation consultant whose relationship with IREN was confirmed to be independent for Fiscal 2026.

[15]

Compensation at Risk
The Compensation Committee believes that most of the compensation for our NEOs should be at risk and aligned with long-term shareholder value creation. The following charts show the percentage of the target total direct annual compensation for our NEOs, which is variable or at risk versus fixed with respect to Fiscal 2026. These charts exclude any one-time equity awards and the 2027 Co-CEO Staking Grants (as further described below) made on July 1, 2026. At risk compensation includes the short-term annual cash bonus and both time-based and performance-based equity awards, while the only fixed component of pay is base salary. The charts also show that, for Fiscal 2026, a significant portion of our NEOs’ annual equity compensation program is subject to performance-based vesting.

Compensation Governance and Best Practices
We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:

What We Do	What We Do Not Do
Emphasis on pay for performance	No excise tax gross up payments to any of our executive officers upon a change in control
Significant portion of executive compensation at risk	No compensatory plans or unreasonable performance targets that encourage excessive risk taking
Engagement of an independent compensation consultant to advise our Compensation Committee	No defined benefit pension arrangements, retirement plans, or non-qualified deferred compensation plan or arrangements for our executives, including our NEOs
Use of an industry-specific and size-appropriate peer group for benchmarking compensation	No repricing of stock options (other than customary adjustments in accordance with their terms)
Emphasis on the use of equity compensation to reward long-term value creation and promote retention	No timing of grant dates of any equity awards in coordination with our release of material nonpublic information
Maintain an Insider Trading Policy, which governs the purchase, sale and other dispositions of IREN securities by our employees, including our NEOs and directors	No employment agreements for Co-CEOs
Risk assessment of compensation programs

[16]

Consideration of the 2025 Say-on-Pay Vote and Shareholder Engagement
At the 2025 AGM, approximately 88.0% of the votes cast supported our say-on-pay proposal. The Compensation Committee considered this outcome, together with feedback received through our shareholder engagement program, in its Fiscal 2026 compensation decisions. In Fiscal 2027, the Compensation Committee, with FW Cook, intends to review elements of our executive compensation program, including stock ownership guidelines, the design and calibration of the STIP and the treatment of equity awards on a change in control.
Our Compensation Philosophy
Our executive compensation programs are designed to attract, motivate and retain the talent that can deliver strong returns on shareholder investments through a highly motivated culture focused on innovation, operational excellence and continued growth. The following principles help guide us in designing our pay programs toward this end:
•	attract, retain and motivate high-caliber executive officers by providing a total compensation program that takes into consideration competitive market requirements and strategic business needs;
•	motivate and reward executives to drive and achieve IREN’s goal of increasing shareholder value;
•
align total compensation levels with those paid by industry leaders of comparable financial size and complexity, including an industry-specific and size-appropriate peer group for benchmarking compensation;

•	position target total compensation opportunity to align with the financial positioning of IREN relative to the Compensation Peer Group; and
•	allocate incentives for the achievement of short-term and long-term objectives, without motivating executives to take excessive risk.
Compensation Processes
Role of Compensation Committee
The Compensation Committee, which is comprised entirely of independent directors, is responsible for implementing, monitoring and evaluating our overall compensation philosophy and oversees the compensation program for our NEOs and non-employee directors. More specifically, our Compensation Committee is responsible for:
•	annually reviewing and recommending for Board approval the corporate goals and performance objectives relevant to Co-CEOs and leadership compensation;
•	annually reviewing and recommending to the Board all elements of compensation for the Co-CEOs and leadership team, including salary, bonus, equity and perquisites;
•	annually reviewing and recommending to the Board the compensation of non-executive directors;
•	annually reviewing and recommending to the Board IREN’s incentive and equity-based compensation plans and arrangements;
•	reporting to the Board on the Compensation Committee’s activities and decisions;
•	periodically evaluating Compensation Committee performance and report findings to the Board;
•	reviewing and reassessing the Charter of the Compensation Committee annually; recommending any changes to the Board for approval;

[17]

•	preparing the annual Compensation Committee Report required by SEC rules; reviewing and discussing the CD&A with management, and recommending its inclusion in the Proxy Statement or Form 10-K; and
•	periodically reviewing IREN’s compensation policies and practices to assess whether they encourage excessive risk-taking.
The Compensation Committee may, in its sole discretion, retain or obtain advice from compensation consultants, legal counsel or other advisors that the Compensation Committee believes to be necessary or appropriate. Preceding any such retention or advice, the Compensation Committee must take into consideration the applicable independence factors under Nasdaq rules.
Role of Management
Our Co-CEOs review the performance of our other NEOs and certain other executives and make recommendations to our Compensation Committee on the appropriate base salary, annual bonus and equity grants for such other NEOs and executives. These recommendations are based on the Co-CEOs’ assessments of individual contributions, achievement of performance objectives and other factors. Our Co-CEOs have no role in the decision-making process for determining their own compensation.
Role of Compensation Consultant
Our Compensation Committee retained FW Cook as its independent compensation consultant for Fiscal 2026 to provide guidance and advice going forward on compensation-related matters, including changes to our executive and director compensation structure. In connection with FW Cook’s retention, our Compensation Committee conducted an assessment of potential conflicts of interest of FW Cook and no conflicts of interest relating to its services were identified.
Compensation Peer Group
The Compensation Committee uses the Compensation Peer Group to compare and review the compensation paid to our NEOs against the competitive market and inform our compensation program design. This Compensation Peer Group consists of companies of comparable size and scope of operations, with which we compete for business, executive talent and investment dollars. In April 2025, when determining the appropriate composition of the Compensation Peer Group, the Compensation Committee considered the following criteria:
•	company type: publicly-traded;
•	financial size: as measured by revenue and market capitalization; and
•	industry category: application and system software companies with a cryptocurrency focus and other industries with related lines of business including data centers.
Based on the selection criteria, the following Compensation Peer Group was considered for purposes of setting Fiscal 2026 executive compensation:
•	Cipher Mining [CIFR]
•	CleanSpark [CLSK]
•	Core Scientific [CORZ]
•	CoreWeave [CRWV]
•	DigitalOcean [DOCN]
•	Galaxy Digital [GLXY]
•	Hut 8 [HUT]

[18]

•	MARA Holdings [MARA]
•	Riot Platforms [RIOT]
•	TeraWulf [WULF]
The Compensation Peer Group will be reviewed from time to time by our Compensation Committee, with input from FW Cook, our independent compensation consultant. The Compensation Committee also considers data from third-party surveys when evaluating executive pay levels.
Elements of Compensation
The following is a discussion of the primary elements of the compensation for each of our NEOs for Fiscal 2026.
Annual Base Salary
Base salary for our NEOs is the fixed component of our executive compensation program. We use base salary to compensate our NEOs for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each NEO. Base salaries are reviewed at least annually and are set based on competitiveness versus the external market, talent planning, individual and IREN performance, and internal equity considerations.
For Fiscal 2026, our NEOs’ base salaries were as follows:

NEO	Fiscal 2026 Base Salary(1)
William Roberts	$1,080,971
Daniel Roberts	$1,080,971
Anthony Lewis(2),(3)	$440,839
Belinda Nucifora(3)	$372,968

(1)	Base salary excludes Superannuation ($19,029 for Messrs. W. Roberts, D. Roberts, and Lewis and $4,757 for Ms. Nucifora).
(2)
Mr. Lewis was hired as the Chief Capital Officer effective July 1, 2025. Effective September 8, 2025, Mr. Lewis was promoted to Chief Financial Officer and his base salary was increased from $372,968 to $440,839.

(3)
Mr. Lewis and Ms. Nucifora were paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this table with respect to Mr. Lewis and Ms. Nucifora have been converted from AUD at a rate of 0.6343 USD to one AUD. The exchange rate represents average exchange rate over the three months immediately prior to May 31, 2025.

Short-Term Cash Incentive Compensation
We believe that near-term operational excellence is critical to achieving long-term shareholder value. To support this objective, we maintain the STIP to reward employees, including our NEOs, for the achievement of annual performance goals. These incentives are intended to drive accountability, reinforce key business priorities, and align compensation with IREN’s short-term financial and strategic objectives.

[19]

For Fiscal 2026, the bonus targets (expressed as a percentage of base salary) for our NEOs were as follows:

NEO	Target STIP Award (% of Salary)	Target STIP Value(1)
William Roberts	200%	$2,200,000
Daniel Roberts	200%	$2,200,000
Anthony Lewis(2)	100%	$514,533
Belinda Nucifora(2)	100%	$438,595

(1)	Base salary includes Superannuation to calculate target STIP ($19,029 for each NEO).
(2)
U.S. Dollar (USD) amounts in this table with respect to Mr. Lewis and Ms. Nucifora have been converted from AUD at a rate of 0.7097 USD to one AUD. The exchange rate represents the average exchange rate over the three months immediately prior to May 31, 2026.

For our Co-CEOs, expected payouts could range from 0% to 200% of target depending on performance results, while for Mr. Lewis and Ms. Nucifora, actual payouts could range from 0% to 150% of target.
Under the STIP, bonus payments were based on KPIs established by our Board, together with other factors the Board considered relevant. In accordance with the terms of the STIP, the Board has exclusive authority to evaluate performance relative to the KPIs, and any resulting payment is wholly within the Board’s discretion.
In determining Fiscal 2026 STIP payouts, the Board considered a number of achievements including performance against the following four KPIs, each described below: the “Safety KPI”, the “Operations Scorecard KPI”, the “Group Performance KPI” and the “Individual Performance KPI”.
We believe these KPIs are directly linked to our business plan objectives, financial targets, and the long-term strategy of the business.
Safety KPI
The Safety KPI applies across all functions and is designed to foster a safety-first culture, encourage proactive reporting and hazard identification, and minimize risks to our employees and third parties.
To assess the performance of IREN’s NEOs against the Safety KPI for the Fiscal 2026 STIP, the following was considered:
•	Incident Reduction: injury frequency rates when compared to industry standards.
•	Regulatory and Operational Compliance: the implementation of internal and external audits.
•	Training and Procedures: internal and external training regarding safety and health procedures and other protocols and risk management practices.
Key Accomplishments: During Fiscal 2026, IREN continued to strengthen its workplace health and safety assurance program, with a focus on incident prevention, regulatory and operational compliance, and effective risk management. Each site maintained a monthly schedule of safety audits and control spot-checks conducted on a rotating basis by operational site teams, safety supervisors and site leads. These site-level activities were supplemented by corporate-level safety audits, reviews and site walkthroughs conducted throughout the organization. IREN also maintained its biennial assurance cycle, under which Internal Audit and the Group HSE Director jointly undertake a full-scope workplace health and safety audit across all sites, alternating with an independent external audit. The most recent full-scope internal audit was conducted with reference to the Certificate of Recognition health and safety framework and principles.

[20]

Operations Scorecard KPI
The Operations Scorecard KPI is measured against IREN’s operations scorecard and is designed to provide clarity of goals and expectations for the site operations that support other functions in the business and are critical to IREN’s success.
To assess the performance of IREN’s NEOs against the Operations Scorecard KPI for the Fiscal 2026 STIP, the following was considered:
•	Safety, Health and Environment: injuries and reportable events, audit findings and compliance reviews.
•	Growth: data center expansion and improvements.
•	Operations: operational performance and reliability.
•	Demand Response: performance against targets, emergency responses and curtailment goals.
Key Accomplishments: During Fiscal 2026, IREN advanced construction of the Horizon 1-4 data centers and the transition of existing capacity at Childress and in British Columbia to AI Cloud Services, while placing additional GPUs into service. The company energized the Sweetwater 1 substation on schedule and expanded its global development portfolio to approximately 5GW as of June 30, 2026, including through the Kiowa and Bundey projects and the acquisition of Nostrum Group.
IREN also participated in demand-response and curtailment obligations at Childress, generating demand-response program income of $10.4 million, compared with $7.7 million in Fiscal 2025. The Safety, Health and Environment component reflected the safety, audit, compliance and training results described above.
Group Performance KPI
The Group Performance KPI sets a common goal for cost efficiency and growth outcomes for all STIP participants, combining quantitative metrics such as project delivery rates, quality of outputs and resource utilization with qualitative indicators such as communication effectiveness, problem-solving and knowledge sharing, and links collective performance to organizational success.
To assess the performance of IREN’s NEOs against the Group Performance KPI for the Fiscal 2026 STIP, the following was considered:
•	Capital and Cost Management: capital structure to meet goals including IREN’s growth initiatives.
•	Development Pipeline: expansion target achievements, connections secured and any expansion of IREN’s development sites.
•	Bitcoin Mining: performance against any Bitcoin mining related goals and uptime performance of Bitcoin mining hardware.
•	AI Cloud Services: performance against any AI Cloud Services related goals, customer objectives and customer feedback goals.
•	Data Centers: development and construction goals.
•	Corporate Matters: the achievement of key corporate projects and objectives, including with respect to corporate governance, listing and financial reporting.
Key Accomplishments: During Fiscal 2026, IREN entered into major AI Cloud Services contracts with Microsoft and NVIDIA representing approximately $13.1 billion of disclosed total contract value. To support delivery of these contracts and its broader growth program, IREN raised approximately $16.2 billion of financing across convertible notes, GPU financing, customer prepayments and equity.

[21]

IREN expanded its global development portfolio to approximately 5GW, energized the Sweetwater 1 substation on schedule and advanced construction of Horizons 1-4 and the transition of existing capacity at Childress and in British Columbia to AI Cloud Services. IREN also completed the acquisition of Nostrum Group, signed the definitive agreement to acquire Mirantis and entered a broader strategic partnership with NVIDIA. In addition, IREN implemented U.S. domestic issuer reporting requirements and maintained effective internal control over financial reporting as of June 30, 2026.
Individual Performance KPI
The Individual Performance KPI evaluates quantitative outputs, such as sales targets, project milestones and task completion rates, together with qualitative contributions such as teamwork, innovation and adherence to IREN values, and is designed to drive accountability, personal development and alignment between individual efforts and IREN’s strategic goals.
To assess the performance of IREN’s NEOs against the Individual Performance KPI for the Fiscal 2026 STIP, the following was considered:
•	Individual Leadership and Stakeholder Engagement.
•	Financial Results.
•	Operating and Safety Performance.
•	Customer and Partner Outcomes.
•	Culture and Community.
Key Accomplishments:
IREN’s senior leadership team, led by our Co-CEOs, drove the execution of IREN’s AI Cloud Services strategy during Fiscal 2026. The team expanded IREN’s global development portfolio to approximately 5GW as of June 30, 2026, including through the Kiowa and Bundey projects and the acquisition of Nostrum Group. These initiatives established development platforms in Australia and Europe. IREN also advanced the Horizon 1-4 deployments at Childress and the transition of existing capacity at Childress and in British Columbia to AI Cloud Services.
Under the NEOs’ leadership, IREN entered into major multi-year contracts with Microsoft and NVIDIA. The team also entered into a broader strategic partnership with NVIDIA intended to support the deployment over time of up to 5GW of NVIDIA DSX-aligned AI infrastructure across IREN’s global development portfolio. In addition, the team signed the definitive agreement to acquire Mirantis as part of IREN’s strategy to strengthen its software, workload orchestration and customer support capabilities.
Employee headcount increased from 257 as of June 30, 2025 to 685 as of June 30, 2026, and IREN strengthened its leadership capabilities across key functions. The team also continued IREN’s community engagement through scholarship, grant and workforce-development programs. Taken together, these actions strengthened IREN’s ability to deliver contracted AI Cloud Services capacity and advance its global development portfolio.
As her employment ceased during Fiscal 2026, Ms. Nucifora was not eligible to receive a payout.

[22]

Based on the level of achievement of the KPIs for Fiscal 2026, as well as outstanding performance across IREN, the Board determined the STIP was achieved at 125% of target. This payout aligns with IREN’s Fiscal 2026 performance. Accordingly, our NEOs received the following bonuses under the STIP in respect of Fiscal 2026:

NEO	Target STIP Value(1)	Percentage of Target Earned	Total Fiscal 2026 STIP Award
William Roberts	$2,200,000	125%	$2,750,000
Daniel Roberts	$2,200,000	125%	$2,750,000
Anthony Lewis(2)	$514,533	125%	$643,166
Belinda Nucifora(2)(3)	$438,595	0%	—

(1)	Target STIP values are set based on each NEO’s total annual remuneration, i.e., base salary plus Superannuation contributions.
(2)
Mr. Lewis and Ms. Nucifora were paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this table with respect to Mr. Lewis and Ms. Nucifora have been converted from AUD at a rate of 0.7097 USD to one AUD. The exchange rate represents the average rate over the three months immediately prior to May 31, 2026.

(3)	Ms. Nucifora was not eligible to receive a Fiscal 2026 STIP payout following the cessation of her employment during the fiscal year.
Long-Term Equity Incentive Compensation
We believe that sustainable long-term performance is best achieved through a corporate culture that emphasizes long-term value creation at all levels of the organization. To reinforce this philosophy, IREN utilizes equity-based compensation for its employees, including our NEOs, to align their interests with those of its shareholders. The value of these awards is directly linked to IREN’s share performance, thereby incentivizing a long-term commitment to driving shareholder value.
During Fiscal 2026, IREN granted annual equity awards in the form of TRSUs (the “2026 Annual TRSUs”) and PRSUs (the “2026 Annual PRSUs”) to our NEOs under the 2023 LTIP (the “2026 Annual Grants”). For our NEOs, the 2026 Annual Grants were allocated 67% to 2026 Annual TRSUs and 33% to 2026 Annual PRSUs. The 2026 Annual Grant target long-term values are shown below for each NEO.

NEO	TRSUs Target	PRSUs Target	Total Fiscal 2026 Target
William Roberts	$14,652,000	$7,348,000	$22,000,000
Daniel Roberts	$14,652,000	$7,348,000	$22,000,000
Anthony Lewis(1)	$522,141	$261,854	$783,995
Belinda Nucifora(1)(2)	$522,141	$261,854	$783,995

(1)
Mr. Lewis and Ms. Nucifora were paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this table with respect to Mr. Lewis and Ms. Nucifora have been converted from AUD at a rate of 0.6343 USD to one AUD. The exchange rate represents the average exchange rate over the three months immediately prior to May 31, 2025.

(2)	Following the cessation of her employment, Ms. Nucifora forfeited her 2026 Annual Grants.
The intended target values of the equity awards described above differ from the amounts reported in the Summary Compensation Table and Grants of Plan-Based Awards Table because the Compensation Committee determines the number of RSUs subject to each award using a 60-day average share price, whereas the amounts reported in those tables reflect the grant date fair value calculated in accordance with applicable accounting standards. For PRSUs, the reported grant date fair value also incorporates a Monte Carlo valuation methodology, which may further contribute to differences from the intended target values established by the Compensation Committee.

[23]

Fiscal 2026 Annual TRSUs
The 2026 Annual TRSUs vest ratably over two years, subject to the NEOs’ continued service through the applicable vesting date.
Fiscal 2026 Annual PRSUs
The 2026 Annual PRSUs are eligible to vest based on IREN’s relative TSR performance over the three-year period from July 1, 2025 through June 30, 2028 (the “Performance Period”), subject also to the NEOs’ continued service through the applicable vesting date. For this purpose, IREN’s TSR and the performance of the Russell 2000 Index are each measured by comparing the 60 trading day average closing share price or index level immediately preceding the start of the Performance Period with the 60 trading day average closing share price or index level immediately preceding the end of the Performance Period, rather than the closing price or level on those dates. The number of PRSUs earned, if any, will be determined based on IREN’s cumulative TSR compared to the performance of the Russell 2000 Index over the Performance Period. The Compensation Committee selected relative TSR as the performance metric because it provides a clear and objective measure of IREN’s performance relative to the broader market and directly aligns executive compensation with long-term shareholder value creation. The relative TSR performance goals are as follows:

	IREN TSR Performance	Payout (as a % of Target)
Maximum	≥ 40% above Russell 2000 Index	200%
Target	Equal to Russell 2000 Index	100%
Threshold	40% below Russell 2000 Index	50%
Below Threshold	> 40% below Russell 2000 Index	0%

Payout for performance between levels (threshold, target, maximum) is determined based on linear interpolation. No 2026 Annual PRSUs will vest if the threshold performance is not achieved at the end of the Performance Period. If IREN’s absolute TSR is negative over the Performance Period, the maximum number of 2026 Annual PRSUs that can vest is limited to the target performance level set forth in the table above.
Fiscal 2026 New Hire TRSUs – Mr. Lewis
Upon his hiring, Mr. Lewis received a new-hire award of 130,605 TRSUs designed to promote long-term retention and align his interests with those of shareholders. The award vests in five equal annual installments, subject to his continued service through each applicable vesting date.
Fiscal 2023 PRSUs
The Fiscal 2023 PRSU payout was based on relative TSR performance against a peer group of 17 companies measured over two tranches: (1) 50% over a three-year performance period (July 1, 2022 – June 30, 2025) and (2) 50% over a four-year performance period (July 1, 2022 to June 30, 2026). For the second tranche (the four-year performance) completed at the end of Fiscal 2026, IREN achieved a TSR of 1,265.1%, exceeding the 75th percentile required for 100% vesting of the second tranche. Each of our Co-CEOs earned 22,922 PRSUs, which vested on July 1, 2026.

[24]

Performance Level Relative to the Peer Group	Percentage of PRSUs Vesting
75th Percentile and above	100%
Between the 50th and 75th Percentiles	Pro rata straight line basis between 50% and 100%
50th Percentile	50%
Below the 50th Percentile	0%

Fiscal 2024 PRSUs
The Fiscal 2024 PRSU payout was based on IREN’s cumulative TSR compared to the performance of the NQUSS Index during the three-year performance period (July 1, 2023 to June 30, 2026). The relative TSR performance goals were as follows:

	IREN TSR Performance	Payout (as a % of Target)
Maximum	≥ 40% above NQUSS Index	200%
Target	Equal to NQUSS Index	100%
Threshold	40% below NQUSS Index	50%
Below Threshold	> 40% below NQUSS Index	0%

For the three-year performance period, IREN achieved TSR of 881.3%, significantly exceeding the NQUSS Index TSR of 58.2% and surpassing the maximum performance threshold by more than 40%, resulting in a payout at 200% of target. Accordingly, each of our Co-CEOs earned 529,275 PRSUs, which vested on July 1, 2026.

	Share Price at Start of Performance Period	Share Price at End of Performance Period	TSR
IREN Limited	$4.66	$45.73	881.3%
NQUSS Index	$2,446.24	$3,870.72	58.2%
Absolute Difference			823.1%

2025 NEO Retention Grants
As previously disclosed, in Fiscal 2025, the Board, upon the recommendation of the Compensation Committee, granted the 2025 NEO Retention Grants, which consisted of time- and performance-based RSUs to certain NEOs as part of a long-term retention program designed to support leadership continuity during a period of significant growth and expansion of IREN’s AI Cloud Services business.
The 2025 NEO Retention PRSUs were divided into six equal tranches, with each tranche eligible to vest upon achievement of a specified share price hurdle, ranging from $20.00 to $50.00 (based on a 30-trading day average share price over the applicable performance period), subject to the applicable service-based vesting requirements. The share price hurdles were set with reference to a premium to the 60-day average closing share price as of the date of grant ($7.72).

[25]

During Fiscal 2026, all six share price hurdles were achieved, including the highest $50.00 share price hurdle. As a result, all 2025 NEO Retention PRSUs satisfied their applicable performance-based vesting conditions. The achievement of these performance conditions reflects the significant appreciation in IREN’s share price since the 2025 NEO Retention PRSUs were granted and the corresponding creation of substantial shareholder value. Each of our Co-CEOs earned 1,844,862 PRSUs upon achievement of the applicable share price hurdles during September and October 2025. Prior to her departure, Ms. Nucifora earned 12,500 PRSUs upon achievement of the first share price hurdle of $20.00; her remaining 2025 NEO Retention PRSUs were forfeited.
The 2025 NEO Retention TRSUs (1,844,862 TRSUs for each Co-CEO) continue to vest ratably through June 2031 and are shown in the Outstanding Equity Awards at Fiscal Year-End table below.
2027 Co-CEO Staking Grants in Lieu of All Equity Incentives Until Fiscal 2031
As previously disclosed, on June 30, 2026, the Board approved, upon the recommendation of the Compensation Committee, the 2027 Co-CEO Staking Grants, being the grant of an award of 9,099,328 TRSUs to each of our Co-CEOs. The 2027 Co-CEO Staking Grants, which were granted under the 2025 Omnibus Incentive Plan, vest in four equal annual installments following the grant date, with each vested installment subject to a further two-year post-vesting holding period. The 2027 Co-CEO Staking Grants were made in lieu of annual long-term incentive awards for the four-year vesting period, with the full four-year equity opportunity granted at the outset. As a result of these grants, neither Co-CEO will receive any long-term incentive equity grants or any other equity-based incentive grants during the 2027 Co-CEO Staking Grants’ vesting period, which ends in Fiscal 2031.
The 2027 Co-CEO Staking Grants were unanimously approved by the independent directors of the Board in consultation with the independent compensation consultant of the Compensation Committee. In connection with the approval of the grants, the Board undertook a comprehensive analysis of our Co-CEOs’ compensation and equity holdings in light of IREN’s continued growth in scale and approved the 2027 Co-CEO Staking Grants following a review of the Co-CEOs’ compensation conducted by its independent compensation consultant.
The Compensation Committee considered a range of alternative structures, including different grant sizes, performance-based and hybrid structures and alternative vesting periods, before concluding that the approved structure best balanced retention, alignment and governance considerations and promoted long-term shareholder value creation. To inform its deliberations and decision-making process, the Compensation Committee considered market precedents of founder CEO special staking or retention grants consisting of 28 awards by founder-led companies, as determined by its independent compensation consultant. The market precedents reflected a diverse cross-section of U.S. publicly traded companies across a broad range of industries, company sizes and stages of development, including high-growth and asset-intensive businesses and companies with evolving business models. This diverse range of companies provided the Compensation Committee with a broad set of relevant market precedents. These precedents covered market practices for equity awards granted to founder CEOs, including the design and magnitude of such awards as a percentage of common shares outstanding.
Each of the 2027 Co-CEO Staking Grants, combined with the corresponding 2025 NEO Retention Grants, represented an approximately 3% stake in the aggregate, consistent with the median of the market precedents. Even after giving effect to the 2027 Co-CEO Staking Grants, each Co-CEO’s ownership remains modest relative to the ownership levels of founders at comparable founder-led companies, and the combined size of the grants is consistent with market precedents for companies led by founder pairs. The Compensation Committee utilized the market precedents to confirm that these 2027 Co-CEO Staking Grants were consistent with broader market practice when sizing the awards. Each of the 2027 Co-CEO Staking Grants has an accounting grant date value of $275.9 million, as calculated in accordance with FASB ASC Topic 718. Because these grants were made during Fiscal 2027, the grant date values of these awards are not reflected in the Summary Compensation Table below for Fiscal 2026, and instead will be included in the Summary Compensation Table for Fiscal 2027 included in next year’s proxy statement.

[26]

The 2027 Co-CEO Staking Grants are designed to retain and incentivize the Co-CEOs to lead IREN through its next phase of growth and the execution of its long-term strategic plan. The Board’s approval reflected a deliberate, multi-year process that began in 2025 with a smaller initial retention award and deferred consideration and decision of any further award until the Co-CEOs had demonstrated continued performance and execution against IREN’s strategic objectives. Any further grant remained a separate decision at the Board’s discretion and was approved by the independent directors in June 2026, to ensure our Co-CEOs have equity incentives that align their interests with the long-term interests of our shareholders. In approving the grants, the independent directors also considered the Co-CEOs’ relatively modest ownership position for founders at this stage of IREN’s growth, as well as the fact that a substantial majority of their existing equity awards had already vested or were close to vesting. The 2027 Co-CEO Staking Grants keep our Co-CEOs economically exposed to IREN’s share price until Fiscal 2033, with a fixed number of RSUs and no reset, repricing or additional annual equity grants until Fiscal 2031. Accordingly, the Board believes that the 2027 Co-CEO Staking Grants, together with the outstanding performance-based and time-based equity incentive awards currently held by our Co-CEOs, promote alignment with shareholder interests and long-term shareholder value creation.
The 2027 Co-CEO Staking Grants were granted on July 1, 2026 and will vest in equal annual installments over the four-year period following the grant date, subject to continued service through the applicable vesting date. In addition, following the applicable vesting date, each tranche of TRSUs will be subject to a subsequent two-year post-vesting holding period requirement during which the Co-CEOs generally may not sell, transfer, or otherwise monetize the vested TRSUs. Due to the post-vesting holding requirement, the accounting grant date fair value of the 2027 Co-CEO Staking Grants (as described above) was significantly reduced by the application of a discount of 30% for lack of marketability. The Board believes that this post-vesting holding period requirement, which will extend to Fiscal 2033 in the case of the final vesting tranche of the TRSUs, further promotes the long-term alignment of our Co-CEOs’ interests with those of our shareholders.
The Board carefully considered whether the awards should include performance hurdles, informed by IREN’s experience with prior awards. Longer-term, time-based awards have gained broader market acceptance among investors as an alternative to performance-based awards, particularly where extended vesting periods and post-vesting holding requirements provide meaningful long-term alignment with shareholders. Earlier share-price hurdles had not been met despite significant relative share-price performance, while hurdles included in the 2025 NEO Retention PRSUs were achieved much earlier than anticipated. These experiences demonstrated that, in a volatile and rapidly evolving sector, point-in-time share-price hurdles may not consistently reflect long-term performance or provide the intended duration of alignment. The Board determined that long-dated, time-based equity with post-vesting holding requirements provides a more durable alignment mechanism and the value ultimately realized by the Co-CEOs will rise or fall directly with shareholder value. There is no guaranteed dollar value or payout floor associated with the awards; their value is determined by the same share price that drives shareholder returns. Consistent with this approach, the Board’s objective was not to reward a particular short-term share-price outcome, but to retain and align the Co-CEOs through IREN’s next phase of long-term execution.
Benefits and Perquisites
We provide certain limited benefits and perquisites to our employees, including the NEOs, to fulfill business purposes. In general, these benefits make up a small percentage of total compensation for the NEOs.
In February 2026, IREN engaged an independent security firm to assess the security, health and safety risks applicable to our Co-CEOs. The assessment identified heightened residual personal security risk to our Co-CEOs arising from their roles and from IREN’s operations, and recommended travel and personal security protection measures. Having considered the assessment, and on the recommendation of the Compensation Committee and the Audit and Risk Committee, in September 2026 the Board formalized security and travel support arrangements for our Co-CEOs and amended our Corporate Aircraft Policy. For security, health and safety reasons and to reduce the risk of travel delay or disruption, our Co-CEOs are required, where

[27]

practical, to use corporate aircraft for business travel, and it is IREN’s intention, given the security risks identified, that they travel on corporate aircraft wherever practicable, including for personal travel, consistent with the recommendations of the independent security assessment. Personal use of corporate aircraft and other personal security support are subject, in the aggregate, to an annual threshold set by the Board, with usage reported quarterly to the Compensation Committee and the Audit and Risk Committee, whose prior approval is required for any use above the threshold. We consider these measures to be necessary and appropriate business expenses arising from the nature of our Co-CEOs’ roles. In accordance with SEC rules, the incremental cost to IREN of our Co-CEOs’ personal use of corporate aircraft during Fiscal 2026 is reported as a perquisite in the Summary Compensation Table.
Retirement Benefits
All IREN employees based in Australia, including our NEOs in Australia, receive compulsory Superannuation contributions from IREN as required under the Australian Superannuation Guarantee (Administration) Act 1992 (Cth), which is currently set at 12.0% of an employee’s ordinary time earnings and subject to a statutory maximum amount. No additional retirement benefits or supplementary pension arrangements are provided to our NEOs.
NEO Employment Agreements
We have not entered into any employment agreements with either of our Co-CEOs. Mr. Lewis entered into an employment agreement taking effect from July 1, 2026 (replacing his prior executive services agreement) setting forth his base salary, title and other terms consistent with the employment agreements of our other Australian-based workforce. His employment agreement has no specified term. During her employment, Ms. Nucifora had an executive services agreement setting forth her base salary, title and the date on which she commenced employment with us. Ms. Nucifora’s executive services agreement had no specified term.
Termination and Change in Control Arrangements
For a description of entitlements in connection with a change in control or employment termination, including payments made to Ms. Nucifora in connection with the cessation of her employment, see the section “Potential Payments Upon Termination or Change in Control” below.
References in this Proxy Statement to the NEOs’ RSUs vesting subject to continued service are qualified by the terms of the applicable plan and award agreement, under which, unless the Board determines otherwise, unvested RSUs will continue to vest following certain terminations of employment (including retirement, redundancy, death or permanent disability).
Accounting Implications
Accounting for Our Equity-Based Compensation
We account for equity-based payments, including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718.
Compensation Governance
Clawback Policies
We have an incentive compensation clawback policy that was adopted in accordance with applicable SEC and Nasdaq rules (the “Restatement Clawback Policy”). Under the Restatement Clawback Policy, the Compensation Committee will seek to recover incentive compensation paid to our executive officers in the event of an accounting restatement as defined, and to the extent required, under such rules. A copy of the Restatement Clawback Policy is filed as Exhibit 97.1 to our 2026 Annual Report on Form 10-K. Our STIP and 2023 LTIP also include clawback provisions which allow the Board the ability to recover awards (including

[28]

time-based awards) vested or paid out within the previous three years to a participant in the event of the following: (1) serious misconduct, (2) behavior that is fraudulent and potentially impacts the organization’s reputation, and (3) material and deliberate manipulation of financial or operational data with the intent to deceive or alter outcomes.
RSU Award Grant Practices and Timing
We do not grant RSUs in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on RSU grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our RSU grants, we have historically granted RSU awards on a predetermined annual schedule. During Fiscal 2026, we did not grant any RSUs to any NEOs during any period beginning four business days before and ending one business day after the filing of any periodic report or the filing or furnishing of any Form 8-K that disclosed any material nonpublic information.
Insider Trading, Anti-Hedging and Pledging Policies
We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities, including by directors and other executive officers, that are designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards applicable to us. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our 2026 Annual Report on Form 10-K. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in IREN’s securities.
In addition, the Insider Trading Policy prohibits our directors, officers, employees and certain other persons from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of IREN’s securities, whether such securities were granted as compensation or otherwise held, directly or indirectly, by such person. Such persons are also prohibited from purchasing IREN’s securities on margin or otherwise pledging IREN’s securities to secure loans without pre-approval by the Board, which will consider a range of factors in making such determination.
Risk Management
The Compensation Committee, with the assistance of FW Cook, periodically reviews whether risks arising from IREN’s compensation policies and practices are reasonably likely to have a material adverse effect on IREN.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the CD&A provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.
•	David Bartholomew (Chair)
•	Michael Alfred
•	Christopher Guzowski
•	Sunita Parasuraman

[29]

Summary Compensation Table
The following table sets forth information concerning the compensation paid and issued to our NEOs during each of our fiscal years ended June 30, 2026, 2025 and 2024. The amounts shown in the Stock Awards column reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. They differ from the intended target values approved by the Compensation Committee, which for Fiscal 2026 were $22,000,000 for each Co-Chief Executive Officer and $783,995 for each of Mr. Lewis and Ms. Nucifora, for the reasons described under “Long-Term Equity Incentive Compensation” above and in footnote (1) below.

Name and Principal Position	Year	Salary	Stock Awards(1)(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William Roberts Co-Chief Executive Officer	2026	$1,080,971	$46,032,491	$2,750,000	$35,892	$49,899,354
	2025	$964,350	$69,695,744	$1,968,000	$19,650	$72,647,744
	2024	$1,595,849(7)	$3,800,010	$1,258,500	$17,994	$6,672,353
Daniel Roberts Co-Chief Executive Officer	2026	$1,080,971	$46,032,491	$2,750,000	$125,036	$49,988,498
	2025	$964,350	$69,695,744	$1,968,000	$19,650	$72,647,744
	2024	$1,595,849(7)	$3,800,010	$1,258,500	$17,994	$6,672,353
Anthony Lewis(5)(6) Chief Financial Officer	2026	$417,311	$3,543,353(8)	$643,166	$19,029	$4,622,859
Belinda Nucifora(6) Former Chief Financial Officer	2026	$110,431	$1,640,438	—	$298,755	$2,049,624
	2025	$303,363	$1,611,511	$387,216	$19,317	$2,321,407
	2024	$287,397	$310,861	$305,391	$17,994	$921,643

(1)
The amounts shown in this column represent the grant date fair value of TRSUs and PRSUs granted to the NEOs, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the TRSUs and PRSUs in this column is estimated using the closing share price on the grant date and Monte-Carlo simulations and, in the case of the PRSUs, based on the probable outcome of the performance conditions as of the grant date. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 25 to our audited financial statements in the 2026 Annual Report on Form 10-K. The grant date value of the PRSUs granted to our NEOs in Fiscal 2026 and reported in the table above, assuming the highest level of achievement of the applicable performance conditions, is as follows: William Roberts ($19,902,769), Daniel Roberts ($19,902,769), Anthony Lewis ($709,269) and Belinda Nucifora ($709,269).

The target values approved by the Compensation Committee for the annual equity awards granted to each NEO, comprising TRSUs and PRSUs in aggregate, were as follows.

Name	Fiscal 2026
William Roberts	$22,000,000
Daniel Roberts	$22,000,000
Anthony Lewis	$783,995
Belinda Nucifora	$783,995

(2)
The amounts in this column for Fiscal 2025 include the incremental fair value, determined in accordance with FASB ASC Topic 718, of the 2022 Annual PRSUs and 2025 Annual PRSUs held by our Co-Chief Executive Officers that were modified in May 2025, computed as of the modification date. For additional details regarding these modifications, see “Award Modifications in Fiscal 2025” in our 2025 Proxy Statement. The incremental fair value for each of our Co-Chief Executive Officers associated with the modification of such awards was as follows: $635,710 for the 2022 Annual PRSUs and $4,998,405 for the 2025 Annual PRSUs. No award modifications occurred during Fiscal 2026.

[30]

(3)
The amount shown in this column reflects the annual short-term cash incentive bonus earned by each of our NEOs in respect of performance for the applicable fiscal year of IREN. For information regarding the short-term incentive awards earned by our NEOs in respect of Fiscal 2026 under the STIP, see “Compensation Discussion and Analysis–Elements of Compensation–Short-Term Cash Incentive Compensation” above. Ms. Nucifora did not receive a short-term cash incentive in respect of Fiscal 2026 given her employment with IREN ceased in September 2025.

(4)
The amounts shown in this column for Fiscal 2026 include, for each of our NEOs, employer contributions to the Australian Superannuation fund for Fiscal 2026 (for each of William Roberts, Daniel Roberts and Anthony Lewis, $19,029, and for Ms. Nucifora, $4,757). The amounts reported for Ms. Nucifora additionally include $293,998 in termination benefits. The amounts shown in this column for Fiscal 2026 also include, for each of William Roberts and Daniel Roberts, $16,863 and $106,007, respectively, being the aggregate incremental cost to IREN of their personal use of corporate aircraft during Fiscal 2026. Incremental cost is calculated on the variable costs of each flight, including fuel, landing and handling fees, hourly maintenance costs above the fixed program minimum, crew travel and positioning airfares, catering, navigation and similar fees, and excludes fixed costs that do not vary with personal use, such as depreciation, crew salaries, fixed annual insurance, and fixed maintenance program fees. For a description of the independent security and health assessment and the security and travel support arrangements approved by the Board, see “Benefits and Perquisites” in the CD&A above.

(5)	On September 8, 2025, Ms. Nucifora’s employment with IREN ceased and Mr. Lewis was appointed as Chief Financial Officer of IREN.
(6)
The amounts paid to Mr. Lewis and Ms. Nucifora were paid in Australian Dollars (AUD). U.S. Dollar (USD) amounts in this Proxy Statement with respect to Mr. Lewis and Ms. Nucifora for Fiscal 2026 have been converted from AUD at a rate of 0.6343 USD to one AUD for base salary and Superannuation amounts and 0.7097 USD to one AUD for STIP amounts. Ms. Nucifora’s equity awards granted during Fiscal 2026 were forfeited upon the cessation of her employment with IREN in September 2025.

(7)
Includes $990,000 of additional remuneration paid to each of our Co-Chief Executive Officers in Fiscal 2024, approved by the Board following an analysis by an independent executive compensation specialist which concluded that their remuneration had been significantly below peer benchmarks.

(8)
As set out in “Grants of Plan-Based Awards” below, comprises $931,169 for the 2026 Annual TRSUs, $709,269 for the 2026 Annual PRSUs, and $1,902,915 for the 130,605 new-hire TRSUs granted to Mr. Lewis on July 1, 2025, as described under “Fiscal 2026 New Hire TRSUs – Mr. Lewis” in the CD&A above.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards granted to our NEOs during Fiscal 2026. Equity awards described in the table below were granted under the 2023 LTIP.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant date	Target ($)	Expected Maximum ($)	Threshold (#)	Target (#)	Expected Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)
William Roberts	—	$2,200,000	$4,400,000	—	—	—	—	—
	7/1/2025	—	—	—	—	—	1,793,392(3)	$26,129,721
	7/1/2025	—	—	385,116(4)	770,231(4)	1,540,462(4)	—	$19,902,769
Daniel Roberts	—	$2,200,000	$4,400,000	—	—	—	—	—
	7/1/2025	—	—	—	—	—	1,793,392(3)	$26,129,721
	7/1/2025	—	—	385,116(4)	770,231(4)	1,540,462(4)	—	$19,902,769
Anthony Lewis	—	$514,533	$771,800	—	—	—	—	—
	7/1/2025	—	—	—	—	—	63,910(5)	$931,169
	7/1/2025	—	—	13,725(6)	27,449(6)	54,897(6)	—	$709,269
	7/1/2025	—	—	—	—	—	130,605(7)	$1,902,915
Belinda Nucifora(8)	—	$438,595	$657,892	—	—	—	—	—
	7/1/2025	—	—	—	—	—	63,910(5)	$931,169
	7/1/2025	—	—	13,725(6)	27,449(6)	54,897(6)	—	$709,269

(1)
Represents the target and maximum payouts with respect to the STIP for Fiscal 2026. There are no threshold or minimum payouts under the STIP. For additional information regarding the STIP, see “Short-Term Cash Incentive Compensation” above.

[31]

(2)
The amounts in this column reflect the grant date (based on Australian Eastern Standard Time) fair value of the TRSUs and PRSUs granted to our NEOs during Fiscal 2026, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. TRSUs are valued using the closing share price on the grant date ($14.57). PRSUs are valued using a Monte Carlo simulation model (at maximum achievement), which estimates the grant date fair value by incorporating the market condition (relative TSR) into the valuation. This amount does not reflect the actual economic value realized by the NEOs.

(3)
Represents grants of the 2026 Annual TRSUs, which will vest in two equal installments of 896,696 on each of July 1, 2026 and July 1, 2027, subject to continued service through each applicable vesting date.

(4)
Represents grants of the 2026 Annual PRSUs, which are eligible to vest based on IREN’s achievement of relative TSR measured against the Russell 2000 Index during the three-year performance period from July 1, 2025 through June 30, 2028, subject to continued service through the applicable vesting date. The number of RSUs shown represents the maximum level of achievement (200% of target of 770,231 RSUs). The threshold number of RSUs is 385,116.

(5)
Represents grants of the 2026 Annual TRSUs, which will vest in two equal installments of 31,955 within ten days after release of annual results for Fiscal 2026 and Fiscal 2027 (and in any event no later than December 31 of the applicable calendar year), subject to continued service through each applicable vesting date.

(6)
Represents grants of the 2026 Annual PRSUs, which are eligible to vest based on IREN’s achievement of relative TSR measured against the Russell 2000 Index during the three-year performance period from July 1, 2025 through June 30, 2028, subject to continued service through the applicable vesting date. The number of RSUs shown (54,897) represents the maximum level of achievement (200% of target of 27,449 RSUs). The threshold number of RSUs is 13,725.

(7)
Represents sign-on bonus TRSUs granted to Mr. Lewis, consisting of five tranches of 26,121 RSUs each, which will vest in five equal annual installments within ten days after release of annual results for each of Fiscal 2026 through Fiscal 2030 (and in any event no later than December 31 of the applicable calendar year), subject to continued service through each applicable vesting date.

(8)
Ms. Nucifora’s equity grants in respect of Fiscal 2026 were forfeited upon her cessation of employment on September 8, 2025. Amounts reflect the grant date fair value at the time of grant. Due to Ms. Nucifora’s cessation of employment on September 8, 2025, she did not receive a STIP payout for Fiscal 2026.

[32]

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for our NEOs as of the end of Fiscal 2026.

		Option Awards					Stock Awards(15)
Name	Option/Other Equity Award Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of RSUs That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
William Roberts	9/14/2021(2)	1,200,000	—	1,200,000	$75.00	8/18/2033	—	—	—	—
	7/1/2022	—	—	—	—	—	91,689(3)	$4,192,938	—	—
	7/1/2022	—	—	—	—	—	22,922(4)	$1,048,223	—	—
	6/19/2023	—	—	—	—	—	237,722(5)	$10,871,027	—	—
	7/1/2023	—	—	—	—	—	529,275(6)	$24,203,746	—	—
	7/1/2024	—	—	—	—	—	236,198(7)	$10,801,335	—	—
	6/24/2025	—	—	—	—	—	1,537,385(8)	$70,304,616	—	—
	7/1/2025	—	—	—	—	—	1,793,392(9)	$82,011,816	—	—
	7/1/2025	—	—	—	—	—	—	—	1,540,462(10)	$70,445,327
Daniel Roberts	9/14/2021	1,200,000	—	1,200,000	$75.00	8/18/2033	—	—	—	—
	7/1/2022	—	—	—	—	—	91,689(3)	$4,192,938	—	—
	7/1/2022	—	—	—	—	—	22,922(4)	$1,048,223	—	—
	6/19/2023	—	—	—	—	—	237,722(5)	$10,871,027	—	—
	7/1/2023	—	—	—	—	—	529,275(6)	$24,203,746	—	—
	7/1/2024	—	—	—	—	—	236,198(7)	$10,801,335	—	—
	6/24/2025	—	—	—	—	—	1,537,385(8)	$70,304,616	—	—
	7/1/2025	—	—	—	—	—	1,793,392(9)	$82,011,816	—	—
	7/1/2025	—	—	—	—	—	—	—	1,540,462(10)	$70,445,327
Anthony Lewis	7/1/2025	—	—	—	—	—	63,910(11)	$2,922,604	—	—
	7/1/2025	—	—	—	—	—	130,605(12)	$5,972,567	—	—
	7/1/2025	—	—	—	—	—	—	—	54,897(13)	$2,510,440
Belinda Nucifora(14)	—	—	—	—	—	—	—	—	—	—

(1)	The market value of unvested equity awards is based on the closing market price of our ordinary shares on June 30, 2026 of $45.73.
(2)
Represents grants of options under the 2021 Long-Term Target Option Plan. The options were originally granted in four tranches of 600,000 ordinary shares each, subject to the volume-weighted average price of an ordinary share equaling or exceeding specified vesting thresholds over any period of 20 consecutive trading days. The options are subject to customary adjustments to reflect any reorganization of IREN’s capital, as well as adjustments to vesting thresholds including any future issuance of ordinary shares by IREN on a fully dilutive basis. The first two vesting events occurred on October 7, 2025 and May 14, 2026. The remaining two vesting events have vesting thresholds of $71.76 and $143.52, respectively, as recalculated on a fully dilutive basis as of June 30, 2026. The options have an exercise period of 12 years. The VWAP thresholds may also be triggered by a sale or takeover of IREN based upon the price per ordinary share received in such transaction.

(3)	Represents the remaining tranche of the 2022 Annual TRSUs, which will vest on July 1, 2026, subject to continued service through the applicable vesting date.
(4)
The performance conditions (TSR against a peer group of Nasdaq-listed entities over a four-year performance period ending June 30, 2026) were fully met as of June 30, 2026 at 100% vesting. The awards remain subject to continued service through July 1, 2026.

(5)	Represents grants of TRSUs with a three-year service condition, vesting on July 1, 2026, subject to continued service through the applicable vesting date.
(6)
Represents grants of the 2024 Annual PRSUs, which vest based on IREN’s achievement of TSR measured against the NQUSS Index over the three-year performance period ending June 30, 2026, subject to continued service through the applicable vesting date. The performance conditions were fully met as of June 30, 2026, with awards vesting at stretch (200%).

(7)	Represents the 2025 Annual TRSUs, which will vest in two equal installments of 118,099 on each of July 1, 2026 and July 1, 2027, subject to continued service through each applicable vesting date.

[33]

(8)
Represents TRSUs, consisting of five remaining tranches of 307,477 RSUs each, which will vest ratably on June 24 of each year from 2027 through 2031, subject to continued service through each applicable vesting date.

(9)	Represents the 2026 Annual TRSUs, which will vest in two equal installments of 896,696 on each of July 1, 2026 and July 1, 2027, subject to continued service through each applicable vesting date.
(10)
Represents the 2026 Annual PRSUs, which are eligible to vest based on IREN’s achievement of relative TSR measured against the Russell 2000 Index during the three-year performance period from July 1, 2025 through June 30, 2028, subject to continued service through the applicable vesting date. The number of RSUs shown (1,540,462) represents the maximum level of achievement (200% of target of 770,231 RSUs). The threshold number of RSUs is 385,116.

(11)
Represents the 2026 Annual TRSUs granted to Mr. Lewis, which will vest in two equal installments of 31,955 within ten days after release of annual results for Fiscal 2026 and Fiscal 2027 (and in any event no later than December 31 of the applicable calendar year), subject to continued service through each applicable vesting date.

(12)
Represents sign-on bonus TRSUs granted to Mr. Lewis, consisting of five tranches of 26,121 RSUs each, which will vest in five equal annual installments within ten days after release of annual results for each of Fiscal 2026 through Fiscal 2030 (and in any event no later than December 31 of the applicable calendar year), subject to continued service through each applicable vesting date.

(13)
Represents the 2026 Annual PRSUs granted to Mr. Lewis, which are eligible to vest based on IREN’s achievement of relative TSR measured against the Russell 2000 Index during the three-year performance period from July 1, 2025 through June 30, 2028, subject to continued service through the applicable vesting date. The number of RSUs shown (54,897) represents the maximum level of achievement (200% of target of 27,449 RSUs). The threshold number of RSUs is 13,725.

(14)
Ms. Nucifora ceased employment with IREN on September 8, 2025. All unvested equity awards were forfeited upon her departure. Ms. Nucifora’s retained awards (106,664 RSUs) had vested by September 1, 2025, prior to her departure, and are not reflected in this table.

(15)	The table below represents additional Stock Awards that are vested and remain exercisable per their terms.

Name	Unexercised Vested Stock Awards
William Roberts	2,152,339
Daniel Roberts	2,152,339
Anthony Lewis	—
Belinda Nucifora	106,664

Options Exercised and RSUs Vested
The following table sets forth information concerning options exercised and TRSUs and PRSUs that vested for our NEOs during Fiscal 2026.

Name	Number of Options Exercised (#)	Value on Exercise ($)	Number of Shares Vested (#)(2)	Value on Vesting ($)(3)
William Roberts(1)	—	—	6,584,042	$289,855,538
Daniel Roberts(1)	—	—	6,584,042	$289,855,538
Anthony Lewis	—	—	—	—
Belinda Nucifora	—	—	84,450	$2,232,111

(1)
In September 2025, Daniel Roberts and William Roberts each sold, through associated trusts, 1,000,000 vested options originally granted under the 2021 Executive Director Liquidity and Price Target Option Plan to B. Riley, for an aggregate purchase price of $24,503,323 each.

(2)	Represents the total number of TRSUs and PRSUs that vested under each outstanding award granted under the 2022 LTIP and 2023 LTIP during Fiscal 2026.
(3)	Represents the total value of TRSUs and PRSUs that vested during Fiscal 2026 based on the closing share price on the applicable vesting date.

[34]

Potential Payments Upon Termination or Change in Control
Employment Agreements
Co-Chief Executive Officers: Neither of our Co-Chief Executive Officers is party to any employment, severance or similar agreement with IREN.
Anthony Lewis: Mr. Lewis is party to an employment agreement with IREN. The agreement provides that either Mr. Lewis or IREN may terminate his employment at any time by providing 3 months’ written notice. IREN may, at its election, pay Mr. Lewis in lieu of all or part of his notice period. Mr. Lewis is subject to non-solicitation restrictive covenants for 12 months following termination of employment. He is also subject to non-compete restrictive covenants for up to 12 months following termination of employment. IREN may, within the first two months after termination, elect to extend the non-compete restriction on a paid basis. If IREN makes such an election, it will pay Mr. Lewis a monthly amount equal to one-twelfth (1/12) of Mr. Lewis’ base salary. If such an election is not made by IREN, the non-compete restrictions automatically terminate two months after the termination date. Mr. Lewis’ employment agreement does not contain any change in control provisions. Mr. Lewis’ entitlements with respect to short-term incentive awards and long-term equity incentive awards upon a termination or a change in control are governed by the terms of the applicable incentive plans, as described below.
Short-Term Cash Incentive Awards
Termination: Pursuant to the terms of the STIP, in the event of a termination due to retirement, injury, ill health, permanent disability, death, redundancy, termination without cause or other exceptional circumstances, participants may receive a STIP payment, subject to the Board’s discretion. Under the STIP, in the event of a termination due to resignation or termination for cause, participants forfeit all unpaid STIP payments.
Change in Control: Pursuant to the terms of the STIP, in the event of a takeover bid or other transaction, event or state of affairs that in the Board’s opinion is likely to result in a change in control of IREN, the Board has discretion to cause the acceleration of vesting of some or all unvested performance awards (no default treatment is provided for).
Long-Term Equity Incentive Awards
Termination Other Than for Resignation or Cause: Under the 2022 LTIP and the 2023 LTIP, which govern the award notices for each NEO’s TRSUs and PRSUs, if a NEO departs IREN due to retirement, injury, ill health, permanent disability, death, redundancy, termination without cause or other exceptional circumstances (each, a “Qualifying Termination”), unless the Board determines otherwise, the NEO’s unvested TRSUs and PRSUs will continue to vest in accordance with their terms as though the NEO had remained employed with IREN through the end of the applicable vesting period, with the PRSUs remaining subject to the applicable performance conditions.
In the event of a Qualifying Termination, the aggregate estimated value of the equity awards that would continue to vest for each NEO would be as follows, based on the closing market price of our ordinary shares on June 30, 2026, which was $45.73, assuming maximum achievement of performance conditions of PRSUs:
•	William Roberts: $273,879,028
•	Daniel Roberts: $273,879,028
•	Anthony Lewis: $11,405,611
Any Other Termination: In the event that a NEO departs IREN due to resignation or termination for cause, unless the Board determines otherwise, the NEOs will forfeit all unvested PRSUs and TRSUs under the 2022 LTIP and the 2023 LTIP.
Change in Control: Under the 2022 LTIP and the 2023 LTIP, unless the Board determines otherwise, upon a change in control that constitutes a “sale” under the applicable plan, all unvested RSUs will vest in full and be paid out in cash at the time of consummation of the sale. Upon a change in control that is not a “sale”, the Board has absolute discretion as to the treatment of unvested TRSUs and PRSUs under each plan,

[35]

which may include continuing the awards subject to their existing vesting conditions, cancelling them for no consideration or for consideration equivalent to that received by shareholders in the transaction, or providing for their substitution or assumption by the acquirer or successor company.
In the event of a Change in Control that constitutes a “sale”, unless the Board determines otherwise, the aggregate estimated value of the equity awards that would vest for each NEO would be as follows, based on the closing market price of our ordinary shares on June 30, 2026, which was $45.73:
•	William Roberts: $273,879,028
•	Daniel Roberts: $273,879,028
•	Anthony Lewis: $11,405,611
The amounts set forth above exclude 1,200,000 unearned options held by each Co-Chief Executive Officer under the 2021 Long-Term Target Option Plan, which have an exercise price of $75.00 per option. Based on the closing market price of $45.73 on June 30, 2026, these options are reflected at zero value for purposes of the acceleration estimates above.
Departure of Belinda Nucifora
Ms. Nucifora’s employment with IREN ceased effective September 8, 2025. In connection with her departure, Ms. Nucifora entered into a deed of release dated September 7, 2025, which sets forth the terms of her separation from IREN and under which she agreed to a release of claims against IREN and its affiliates and to comply with certain confidentiality, non-solicitation and non-disparagement covenants. Ms. Nucifora received payments and benefits in accordance with her existing contractual entitlements under her executive services agreement, which provided for a three-month notice period applying to either party (which IREN could elect to pay in lieu of notice) and up to six months of base salary in consideration of her compliance with certain restrictive covenants, including confidentiality, non-solicitation and non-compete obligations. The aggregate amount of termination benefits paid to Ms. Nucifora in connection with her departure was $293,998.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship between the annual total compensation of our employees and the annual total compensation of our Co-Chief Executive Officers. The pay ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For Fiscal 2026, the annual total compensation of our median employee was $114,400 and the annual total compensation of our Co-Chief Executive Officers, as reported in the Summary Compensation Table, was $49,899,354 for William Roberts and $49,988,498 for Daniel Roberts. Based on this information, the ratio of the annual total compensation of William Roberts and Daniel Roberts, respectively, to that of our median employee was approximately 436 to 1 and 437 to 1.
Methodology for Identifying our “Median Employee”
We identified our median employee from our employee population as of June 30, 2026. As permitted by Item 402(u) of Regulation S-K, we excluded 61 employees of Nostrum Group, which we acquired on June 12, 2026.
To identify our median employee, we used a consistently applied compensation measure consisting of base salary or wages, cash bonuses, employer retirement contributions, employer-paid benefits and equity awards granted during the 12-month period ended June 30, 2026, valued using the methodology applied to determine the number of units allocated to each employee at the time of grant. We annualized compensation for permanent employees hired during Fiscal 2026 who were employed for less than the full fiscal year. We did not annualize compensation for temporary or seasonal employees or make full-time equivalent adjustments. Compensation paid in Australian Dollars and Canadian Dollars was converted to U.S. Dollars using average exchange rates for the three months ended May 31, 2026.

[36]

After identifying our median employee, we calculated the employee’s annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K.
Director Compensation
During Fiscal 2026, pursuant to our non-employee director compensation program, each non-employee director received a $120,000 annual cash retainer, and the Chair of the Board received an additional cash retainer of $120,000. The chair of the Audit and Risk Committee received an additional cash retainer of $27,500, and the chair of the Compensation Committee received an additional cash retainer of $25,000.
In addition, during Fiscal 2026, each non-employee director received an award of DRSUs with an intended target value of $320,000 for each non-employee director other than the Chair and $400,000 for the Chair. These intended target values differ from the grant date fair values reported in the Director Compensation Table because the number of RSUs subject to each award is determined using a 60-day average share price, whereas the amounts reported in the Director Compensation Table reflect the grant date fair value calculated in accordance with applicable accounting standards.
The following table sets forth information concerning the compensation earned by each of our non-employee directors during Fiscal 2026.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation	Total
David Bartholomew	$258,657(3)	$713,347	$6,343(3)	$978,347
Michael Alfred	$220,000(4)	$570,678	—	$790,678
Christopher Guzowski	$120,000	$570,678	—	$690,678
Sunita Parasuraman	$147,500	$570,678	—	$718,178

(1)
Amounts reflect the grant date fair value of equity awards granted during Fiscal 2026 computed in accordance with FASB ASC Topic 718. As noted above, these amounts differ from the intended target award values because the number of RSUs granted is determined using a 60-day average share price.

(2)	Our non-employee directors held the following equity awards as of June 30, 2026:

Name	Options	DRSUs
David Bartholomew	42,554(a)	110,352(b)
Michael Alfred	14,266(c)	39,168(d)
Christopher Guzowski	59,576(e)	39,168(d)
Sunita Parasuraman	—	39,168(d)

(a)
28,371 of the option awards are fully vested and exercisable. 14,183 of the option awards will vest on July 28, 2026, subject to the non-employee director’s service on the Board through the applicable vesting date.

(b)
61,392 of the DRSUs have vested. 48,960 of the DRSUs will vest within 10 days after release of annual results for Fiscal 2026, subject to the non-employee director’s service on the Board through the applicable vesting date.

(c)
9,511 of the option awards are fully vested and exercisable. 4,755 of the option awards will vest on October 22, 2026, subject to the non-employee director’s service on the Board through the applicable vesting date.

(d)
Represents DRSUs granted on July 1, 2025, which will vest within 10 days after release of annual results for Fiscal 2026, subject to the non-employee director’s service on the Board through the applicable vesting date.

(e)
45,393 of the option awards are fully vested and exercisable. 14,183 of the option awards will vest on July 28, 2026, subject to the non-employee director’s service on the Board through the applicable vesting date.

(3)
Amount reflects Superannuation contributions paid with respect to Mr. Bartholomew, as the only non-employee director resident in Australia to which Superannuation applies. Mr. Bartholomew’s fees of $265,000 described above are shown net of these contributions.

(4)
Includes an additional $100,000 director compensation retainer paid to Mr. Alfred in respect of special services rendered to the Board during Fiscal 2026, including providing additional services to the Board which include expertise and advice to the Board on market trends and competitor activity, sector insights and perspectives, and U.S. equity capital markets.

[37]

Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between CAP to IREN’s Co-PEOs and the Non-PEO NEOs and certain aspects of the financial performance of IREN. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our CD&A.
Pay Versus Performance

Fiscal Year(1)	Summary Compensation Table Total for Co-PEO W. Roberts(2)	Summary Compensation Table Total for Co-PEO D. Roberts(2)	Compensation Actually Paid to Co-PEO W. Roberts(3)	Compensation Actually Paid to Co-PEO D. Roberts(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($m)	Company Selected Measure: Share Price (as of fiscal year end)
							IREN Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)
2026	$49,899,354	$49,988,498	$505,921,565	$506,010,709	$3,336,242	$5,367,167	$1,365	$330	($703)	$45.73
2025	$72,647,744	$72,647,744	$116,262,163	$116,262,163	$2,321,407	$3,553,385	$435	$225	$87	$14.57
2024	$6,672,353	$6,672,353	$23,271,677	$23,271,677	$921,643	$1,940,501	$337	$154	($29)	$11.29
2023	$6,772,876	$6,772,876	$8,171,715	$8,171,715	$825,703	$893,793	$139	$128	($172)	$4.66

(1)
Mr. William Roberts and Mr. Daniel Roberts served as Co-PEOs for fiscal years 2023 through 2026. Our Non-PEO NEOs for 2026 were Mr. Anthony Lewis and Ms. Belinda Nucifora, and our Non-PEO NEO for 2023 through 2025 was Ms. Belinda Nucifora.

(2)
Amounts reported in these columns represent (i) the total compensation reported in the SCT for the applicable year in the case of our Co-PEOs, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.

[38]

(3)
Amounts reported in these columns represent compensation actually paid, or “CAP”; adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for our Co-PEOs and, on average, for the Non-PEO NEOs for Fiscal 2026 is set forth in the following table. Each adjustment, as prescribed by SEC rules, is made to calculate CAP from the amounts reported in the SCT.

	Fiscal Year 2026
	W. Roberts Co-PEO	D. Roberts Co-PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$49,899,354	$49,988,498	$3,336,242
Minus Equity Award Value & Option Award Value Reported in the SCT for the Fiscal Year	($46,032,491)	($46,032,491)	($2,591,896)
Plus Year End Fair Value of Equity Awards Granted During the Fiscal Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$151,486,652	$151,486,652	$5,685,513
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$109,930,079	$109,930,079	$0
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$0	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Fiscal Year	$240,637,971	$240,637,971	$510,400
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0	($1,573,092)
Plus Value of Dividends or other Earnings Paid on Equity or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$0	$0	$0
Compensation Actually Paid	$505,921,565	$506,010,709	$5,367,167

The fair value of equity awards was calculated in accordance with ASC Topic 718.
(4)
TSR is cumulative for the measurement periods beginning on June 30, 2022 and ending on June 30 of each of 2023, 2024, 2025, and 2026, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
“Peer Group Total Shareholder Return” represents the weighted average total shareholder return according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. This “Peer Group” reflects the same Peer Group reported in the performance graph included in IREN’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026. Beginning in 2026, the Peer Group includes the following companies: Bitdeer Technologies, Cipher Digital (formerly known as Cipher Mining), CleanSpark, CoreWeave, Hut 8, Keel Infrastructure (formerly known as Bitfarms), MARA Holdings, Nebius Group, Riot Platforms, and TeraWulf. Before 2026, the Peer Group included the following companies: Bitdeer Technologies, Cipher Digital, CleanSpark, Hut 8, Keel Infrastructure, MARA Holdings, and Riot Platforms. The prior peer group indexed TSR was 2023 - $225, 2024 - $297, 2025 - $270, and 2026 - $652.

[39]

Performance measures used to link IREN performance and CAP
The following is a list of performance measures, which in our assessment represent the most important performance measures used by IREN to link compensation actually paid to the NEOs for Fiscal 2026. Please refer to the CD&A to see how they are used in IREN’s executive compensation program.

Share Price
Relative Total Shareholder Return

Relationship between CAP and TSR
The graphs below illustrate the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the Co-PEOs and Non-PEO NEOs.

CAP & Total Shareholder Return

Co-PEO CAP (W. Roberts)
Co-PEO CAP (D. Roberts)
Avg. Non-PEO NEOs CAP
IREN TSR
Peer Group TSR
Total Shareholder Return (TSR)
Compensation Actually Paid ($ millions)
$1,500
$1,350
$1,200
$1,050
$900
$750
$600
$450
$300
$150
$0
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$100
$100
$8.2
$8.2
$0.9
$139
$128
$23.3
$23.3
$1.9
$337
$154
$116.3
$116.3
$3.6
$435
$225
$505.9
$506.0
$5.4
$1,365
$330
FY2023
FY2024
FY2025
FY2026

[40]

Relationship between CAP and GAAP Net Income
The graph below reflects the relationship between the Co-PEOs and Average Non-PEO NEOs CAP and our GAAP Net Income.

CAP & GAAP Net Income
Co-PEO CAP (W. Roberts)
Co-PEO CAP (D. Roberts)
Avg. Non-PEO NEOs CAP
GAAP Net Income
GAAP Net Income ($ millions)
Compensation Actually Paid ($ millions)
$1,050
$900
$750
$600
$450
$300
$150
$0
-$150
-$300
-$450
-$600
-$750
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$8.2
$8.2
$0.9
$23.3
$23.3
$1.9
$116.3
$116.3
$3.6
$505.9
$506.0
$5.4
-$172
-$29
$87
-$703
FY2023
FY2024
FY2025
FY2026

Relationship between CAP and Share Price
The graph below reflects the relationship between the Co-PEOs and Average Non-PEO NEOs CAP and our Share Price as of fiscal year end.

CAP & Company Selected Measure (Share Price)

Co-PEO CAP (W. Roberts)
Co-PEO CAP (D. Roberts)
Avg. Non-PEO NEOs CAP
IREN Stock Price
Share Price
Compensation Actually Paid ($ millions)
$60
$55
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$8.2
$8.2
$0.9
$4.66
$23.3
$23.3
$1.9
$11.29
$116.3
$116.3
$3.6
$14.57
$505.9
$506.0
$5.4
$45.73
FY2023
FY2024
FY2025
FY2026

[41]

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our ordinary shares and B Class shares as of September 28, 2026 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares or B Class shares;
•	each member of the Board and each executive officer; and
•	the members of the Board and our executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In computing the number of ordinary shares beneficially owned by a person and the percentage beneficial ownership of that person, we deemed to be outstanding all ordinary shares subject to options or RSUs held by that person that are immediately exercisable or that will become exercisable, or in the case of RSUs, that will vest (or that have vested but not settled), within 60 days of September 28, 2026. We did not, however, deem such shares to be outstanding for the purpose of computing the percentage beneficial ownership of any other person (except with respect to the percentage beneficial ownership of all members of the Board and our executive officers as a group).
The percentage of ordinary shares beneficially owned is based on 404,613,536 ordinary shares and two B Class shares outstanding as of September 28, 2026. The percentage of total voting power of each person is computed on the ordinary shares and B Class shares held by that person, without treating ordinary shares subject to options or RSUs as outstanding and is based on 642,842,666 votes, comprising one vote for each of the 404,613,536 ordinary shares outstanding and 15 votes for each ordinary share held by the member of each B Class share or its affiliates (238,229,130 votes in aggregate).
Subject to the Constitution and to any rights or restrictions attached to any class or classes of shares, each ordinary share held as of the record date represents one vote and each B Class share represents fifteen votes for each fully paid ordinary share held by the member (or its affiliates) as of the record date. The B Class shares are required to be redeemed by IREN on the earlier of (i) when the holder of such B Class shares ceases to be a director due to voluntary retirement, (ii) such B Class shares are transferred in breach of the Constitution, (iii) liquidation or winding up of IREN, or (iv) November 17, 2033 (i.e., 12 years after IREN’s ordinary shares were first listed on a recognized stock exchange).

[42]

Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address of each beneficial owner listed below is Level 5, 55 Market Street, Sydney, NSW Australia 2000.

	Ordinary Shares		B Class Shares
Name(1)	Number	Percentage of Ordinary Shares Beneficially Owned	Number	Percentage of B Class Shares Beneficially Owned	Percentage of Total Voting Power
Directors and Executive Officers:
Daniel Roberts(2)	13,189,713	3.22%	1	50.00%	19.76%
William Roberts(3)	13,189,713	3.22%	1	50.00%	19.76%
David Bartholomew(4)	199,207	*			*
Christopher Guzowski(5)	98,744	*			*
Michael Alfred(6)	885,676	*			*
Sunita Parasuraman(7)	70,034	*			*
Anthony Lewis(8)	102,076	*			*
Belinda Nucifora(9)	106,664	*			*
All current directors and executive officers as a group(10)	27,735,163	6.67%	2	100.00%	39.68%
Principal Shareholders (other than above):
The Goldman Sachs Group, Inc.(11)	33,642,054	8.31%	-	-	5.28%
Bank of America Corporation(12)	21,027,180	5.20%	-	-	3.27%

*	Indicates less than 1%.
(1)
The number of shares included on this table includes those shares owned by the beneficial owner’s spouse, an entity or trust controlled by the beneficial owner, or owned by another person in the owner’s household.

(2)
Consists of (a) 7,940,971 ordinary shares held by Awassi Capital Holdings 2 Pty Ltd (ACN 629 819 978) (“Awassi Capital 2”) as trustee for The Awassi Capital Trust #2, (b) 1 B Class share held by Awassi Capital 2 as trustee for The Awassi Capital Trust #2, (c) 1,200,000 options exercisable for ordinary shares as of or within 60 days of September 28, 2026, and (d) 4,048,742 RSUs that vested or will vest within 60 days of September 28, 2026. Mr. Roberts is the sole shareholder of Awassi Capital 2 and manages its investments and has voting power over the ordinary shares of IREN held by Awassi Capital 2.

(3)
Consists of (a) 7,940,971 ordinary shares held by Awassi Capital Holdings 1 Pty Ltd (ACN 629 820 499) (“Awassi Capital 1”) as trustee for The Awassi Capital Trust #1, (b) 1 B Class share held by Awassi Capital 1 as trustee for The Awassi Capital Trust #1, (c) 1,200,000 options exercisable for ordinary shares as of or within 60 days of September 28, 2026, and (d) 4,048,742 RSUs that vested or will vest within 60 days of September 28, 2026. Mr. Roberts is the sole shareholder of Awassi Capital 1 and manages its investments and has voting power over the ordinary shares of IREN held by Awassi Capital 1.

(4)
Consists of (a) 34,853 ordinary shares, (b) 11,448 ordinary shares held by Wetherby Place Investments Pty Limited as trustee for the Wetherby Place Investments Trust, an entity associated with Mr. Bartholomew, (c) 42,554 options exercisable for ordinary shares as of or within 60 days of September 28, 2026, and (d) 110,352 RSUs that vested or will vest within 60 days of September 28, 2026.

(5)	Consists of (a) 59,576 options exercisable for ordinary shares as of or within 60 days of September 28, 2026 and (b) 39,168 RSUs that vested or will vest within 60 days of September 28, 2026.

[43]

(6)
Consists of (a) 80,781 ordinary shares, (b) 1,000 ordinary shares held in an IRA, 401(k) plan or other benefit or retirement plan, (c) 750,461 ordinary shares held by Alpine Fox LP, an entity associated with Mr. Alfred, (d) 14,266 options exercisable for ordinary shares as of or within 60 days of September 28, 2026, and (e) 39,168 RSUs that vested or will vest within 60 days of September 28, 2026.

(7)	Consists of (a) 30,866 ordinary shares, and (b) 39,168 RSUs that vested or will vest within 60 days of September 28, 2026.
(8)	Consists of (a) 44,000 ordinary shares held by Mr. Lewis’s spouse, and (b) 58,076 RSUs that vested or will vest within 60 days of September 28, 2026.
(9)	Consists of 106,664 RSUs that vested as of September 28, 2026, based on information available to IREN. Ms. Nucifora ceased to serve as Chief Financial Officer on September 8, 2025.
(10)
Consists of (a) 16,835,351 ordinary shares, (b) 2 B Class shares, (c) 2,516,396 options exercisable for ordinary shares as of or within 60 days of September 28, 2026, and (d) 8,383,416 RSUs that vested or will vest within 60 days of September 28, 2026. These figures exclude Ms. Nucifora’s holdings because she is not a current executive officer of IREN.

(11)
Based solely on a Schedule 13G filed with the SEC on August 12, 2026 by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC, reporting beneficial ownership as of June 30, 2026 of 33,642,054 ordinary shares, with shared voting power over 33,639,454 ordinary shares and shared dispositive power over 33,642,054 ordinary shares. The percentage shown is based on the number of ordinary shares outstanding as of September 28, 2026. The address of The Goldman Sachs Group, Inc. is 200 West Street, New York, NY 10282.

(12)
Based solely on a Schedule 13G filed on August 3, 2026 by Bank of America Corporation, a Delaware corporation, reporting shared voting and dispositive power over 21,027,180 ordinary shares. The percentage shown is based on the number of ordinary shares outstanding as of September 28, 2026. The principal address of Bank of America Corporation is 100 N Tryon Street, Charlotte, NC 28255.

Equity Compensation Plan Information
The following table provides information as of June 30, 2026 with respect to our equity compensation plans under which ordinary shares are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	6,358,920(1)	66.58(4)	16,578,418(2)
Equity compensation plans not approved by security holders	19,861,000(3)	21.56(4)	-(5)
Total(6)	26,219,920	66.03	16,578,418

(1)
Represents outstanding TRSUs and PRSUs (at the maximum performance level) with respect to ordinary shares granted under the 2025 Omnibus Incentive Plan and the following awards granted before IREN’s initial public offering with the approval of our shareholders: 4,800,000 stock options granted under the 2021 Long-Term Target Option Plan, 120,387 stock options under the 2021 Non-Executive Director Option Plan and 516,951 loan-funded shares under the 2020 Employee Share Plan and related arrangements, which are accounted for as stock options.

(2)
Represents ordinary shares remaining available for future issuance under the 2025 Omnibus Incentive Plan. In addition, the 2025 Omnibus Incentive Plan provides that the number of ordinary shares available for issuance under the 2025 Omnibus Incentive Plan increases on the first day of each fiscal year during the term of the 2025 Omnibus Incentive Plan by the lesser of (i) 5% of the aggregate number of ordinary shares outstanding (on a fully diluted basis) on the last day of the preceding fiscal year and (ii) such number of shares as determined by the Board.

(3)
Represents 14,244,984 TRSUs, 5,549,160 PRSUs (at the maximum performance levels) and 66,856 options with respect to ordinary shares granted under IREN’s 2023 LTIP, 2022 LTIP, 2021 Employee Option Plan and 2021 Non-Executive Director Option Plan. The Board adopted the 2022 LTIP in June 2022 and the 2023 LTIP in June 2023, when IREN was a foreign private issuer and, pursuant to Rule 5615(a)(3) of the Nasdaq Listing Rules, followed home country practice in lieu of Nasdaq’s requirement to obtain shareholder approval of equity compensation plans. The Board adopted the 2021 Employee Option Plan and the 2021 Non-Executive Director Option Plan in July 2021, before IREN’s initial public offering, when IREN was not subject to Nasdaq Listing Rules.

(4)	The weighted-average exercise price relates solely to outstanding options and does not take into account RSUs, which have no exercise price.
(5)
Following shareholder approval of the 2025 Omnibus Incentive Plan in November 2025, no further awards may be granted under the 2023 LTIP, the 2022 LTIP, the 2021 Employee Option Plan and 2021 Non-Executive Director Option Plan.

(6)	The total consists of 14,989,686 TRSUs, 5,726,040 PRSUs (at the maximum performance level) and 5,504,194 stock options with respect to ordinary shares, in each case outstanding as of June 30, 2026.

[44]

Equity Compensation Plans Not Approved by Shareholders
For a description of the material features of these plans, see Note 25 to our audited consolidated financial statements included in the 2026 Annual Report on Form 10-K.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our ordinary shares to file with the SEC reports of their ownership and changes in their ownership of our ordinary shares. To our knowledge, based solely on review of the copies of such reports and amendments to such reports filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our ordinary shares were filed on a timely basis during the year ended June 30, 2026 other than one Form 4 reporting one late transaction for Christopher Guzowski which was filed promptly after the omission was identified.

[45]

Description of Non-Voting Matters
Financial Reports
Under section 317 of the Corporations Act, the Financial Report, Sustainability Report, Directors’ Report and Auditor’s Report in respect of Fiscal 2026 will be laid before the AGM.
The Financial Report contains the consolidated financial statements of IREN and its controlled entities as required to be prepared and lodged with the Australian Securities and Investments Commission in accordance with section 319 of the Corporations Act. As such, the Financial Report and the consolidated financial statements included therein have been prepared and audited in accordance with the requirements of the Corporations Act.
IREN’s Financial Report is separate and distinct from the 2026 Annual Report on Form 10-K, and such Financial Report includes IREN’s annual financial statements that have been prepared and audited in accordance with Australian Accounting Standards as issued by the Australian Accounting Standards Board (AASB) and also comply with International Financial Reporting Standards as issued by the International Accounting Standards Board. IREN’s Financial Report and the consolidated financial statements included therein are being presented to the shareholders solely for the purposes of statutory compliance with the requirements of the Corporations Act.
IREN’s Sustainability Report contains the climate statements and related disclosures of IREN and its controlled entities for Fiscal 2026, prepared in accordance with the Corporations Act (including the sustainability standards made by the Australian Accounting Standards Board) and lodged with the Australian Securities and Investments Commission. The Sustainability Report is separate from, and additional to, the Financial Report, and Fiscal 2026 is the first year for which IREN is required to prepare one.
This item does not require a formal resolution to be put to the AGM and so no vote will be held. However, shareholders may ask questions on the matters contained in the reports. Shareholders will also be able to ask questions of IREN’s Australian statutory auditor, who will attend the AGM.
The reports are available on IREN’s website, www.iren.com/investors/reports.
Shareholders are being provided with a reasonable opportunity to ask questions on these statements and reports ahead of the AGM. Shareholders may address written questions to the Chair about the management of IREN. All questions should be submitted to IREN in accordance with the instructions set out in this Proxy Statement (under the heading “How do I submit a question for the AGM?”).
The Chair will allow shareholders to ask questions of the Australian statutory auditor or its representatives. All questions should be submitted to IREN in accordance with the instructions set out in this Proxy Statement (under the heading “How do I submit a question for the AGM?”), and relevant to:
•	the conduct of the audit;
•	the preparation and content of the Auditor’s Report;
•	the accounting policies adopted by IREN in relation to the preparation of its Australian audited financial statements; and
•	the independence of the Australian statutory auditor in relation to the conduct of the audit.

[46]

Description of Proposals
Proposal 1: Re-elect Christopher Guzowski as a director for a three-year term expiring at the 2029 AGM
Proposal
The amendments to the Constitution passed at the 2025 AGM (effective November 20, 2025) provide for director elections at each annual general meeting, with the non-executive directors allocated to three classes, as is further described at “Corporate Governance at IREN”. The initial term of the Class I director, Christopher Guzowski, expires at the AGM and, being eligible, Mr. Guzowski offers himself and the Board has nominated him for re-election for a further three-year term expiring at the 2029 AGM. In the event Mr. Guzowski should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by our Board or our Board may elect to reduce its size. The Board has no reason to believe that Mr. Guzowski will be unable to serve if elected, and Mr. Guzowski has consented to being named in this Proxy Statement and to serve if elected.
Background
See the “Corporate Governance at IREN” section of this Proxy Statement for Christopher Guzowski’s biography and why we believe Mr. Guzowski is qualified to serve on our Board.
Resolution
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
RESOLVED, that Christopher Guzowski, whose term is due to expire in accordance with rule 4.5 of the Constitution and, being eligible, offers himself for re-election and is nominated for re-election by the Board, be re-elected as a director of IREN for a further three-year term expiring at the conclusion of the 2029 annual general meeting.
The Board (Mr. Guzowski abstaining) unanimously recommends a vote FOR the re-election of Mr. Guzowski.

[47]

Proposal 2: Approve the repurchase by IREN of its ordinary shares pursuant to the Prepaid Forward Transactions
Proposal
At the 2025 AGM, shareholders approved the repurchase by IREN of its ordinary shares pursuant to the Prepaid Forward Transactions. Since the shareholder approval was valid for 12 months following receipt of shareholder approval, at the AGM, we are once again asking our shareholders to approve the repurchase by IREN of its ordinary shares pursuant to the Prepaid Forward Transactions, which was approved by the Board on September 23, 2026, subject to approval by our shareholders.
Under Australian law (unlike in Delaware), a company must not acquire shares in itself without satisfying an exception. One exception is achieved by obtaining shareholder approval. IREN may elect to acquire shares in itself from the counterparty to the Prepaid Forward Transaction, if it can obtain shareholder approval to do so. Otherwise, those transactions are to be settled in cash. This proposal would provide that shareholder approval. The Board believes this proposal to be in the best interests of IREN and its shareholders because it provides flexibility for either share settlement or cash settlement of the Prepaid Forward Transactions, which is beneficial for the reasons set out below.
Background
In connection with IREN’s issuance of its 3.25% convertible senior notes due 2030 and its 3.50% convertible senior notes due 2029, IREN entered into the Prepaid Forward Transactions with Citi on December 3, 2024 and June 10, 2025, respectively. The Prepaid Forward Transactions are governed by separate confirmations entered into with Citi (each, a “Forward Confirmation”) and relate to 5,701,203 and 8,817,900 of IREN’s ordinary shares, respectively (representing, in the aggregate, 3.64% of IREN’s 398,564,854 ordinary shares on issue as of September 18, 2026). The Prepaid Forward Transactions were intended to facilitate privately negotiated derivative transactions, including swaps, between Citi or its affiliates and investors in IREN’s relevant convertible notes transactions, by which investors were able to establish short positions relating to IREN’s ordinary shares and otherwise hedge their investments in the convertible notes.
Pursuant to the terms of each Forward Confirmation, IREN will purchase the relevant number of shares to which such Forward Confirmation relates, for settlement on specified dates in 2030 (subject to earlier settlement in certain circumstances, in whole or in part at Citi’s election). IREN prepaid in full the purchase price for the ordinary shares to which each Forward Confirmation relates, and has no additional cash payment obligations in connection with any settlement of either Prepaid Forward Transaction. However, each Prepaid Forward Transaction will be solely cash settled, and IREN will not be permitted to take delivery of any of its ordinary shares thereunder, unless and until IREN receives shareholder approval to repurchase its ordinary shares pursuant to the terms of the relevant Forward Confirmation.
This shareholder approval is being sought to allow flexibility for IREN to take delivery of its ordinary shares under the terms of the Forward Confirmations at any settlement thereof, including any early settlement at Citi’s election. If the shareholder approval is not obtained, IREN will not be able to take delivery of the ordinary shares and would need to cash settle each Prepaid Forward Transaction at final settlement thereof in 2030. Such cash settlement would likely require a sale of IREN’s ordinary shares owned at such time by Citi pursuant to a registration statement; these sales would generate the cash that Citi would pay to IREN. Accordingly, the Board believes this proposal is in the best interests of IREN and its shareholders in order to allow flexibility for settlement of the Prepaid Forward Transactions through delivery of its ordinary shares which may help mitigate dilution to its ordinary shares that may otherwise occur as a result of its convertible notes, and may also avoid the burden of facilitating a registered offering by Citi of IREN’s ordinary shares. The shareholder approval is valid for 12 months following receipt of shareholder approval, and IREN is not obliged to buy back any shares during this time period. Any shares bought back will be cancelled. The re-purchase of shares is not expected to have any material impact on the control of IREN.

[48]

Resolution
To consider and, if thought fit, to pass the following resolution as a special resolution:
RESOLVED, that for the purpose of section 257D of the Corporations Act and for all other purposes under the Corporations Act, approval be given for IREN to conduct a selective buyback of up to 14,519,103 fully paid ordinary shares from Citibank, N.A. and as detailed in this Proxy Statement.
Voting
Certain shareholders, defined below as “excluded shareholders,” are not permitted to vote on this proposal.
Note Regarding Proposal 2: For the purpose of Proposal 2, an “excluded shareholder” is (i) a “selling shareholder” with respect to the Prepaid Forward Transactions, or (ii) an “associated person” of a selling shareholder with respect to the Prepaid Forward Transactions. For the purposes of Proposal 2, the only “selling shareholder” with respect to the Prepaid Forward Transactions is Citibank, N.A. A shareholder will be an “associated person” of a selling shareholder if they (i) are a body corporate that such selling shareholder controls, (ii) a body corporate that controls such selling shareholder, (iii) a body corporate that is controlled by an entity that controls such selling shareholder, (iv) a person that has, or proposes to enter into, a relevant agreement for the purpose of controlling or influencing the composition of such selling shareholder’s board or conduct of its affairs, or (v) a person acting, or proposing to act, in concert with the selling shareholder in relation to its affairs.
If you are an “excluded shareholder” with respect to Proposal 2, you are not permitted to vote your ordinary shares for Proposal 2. By voting your shares with respect to Proposal 2, you will be deemed to represent and warrant to IREN that you are not an “excluded shareholder” with respect to Proposal 2.
The Board unanimously recommends a vote FOR the approval of the repurchase of ordinary shares pursuant to the Prepaid Forward Transactions described in this Proxy Statement.

[49]

Proposal 3: Approve the repurchase by IREN of its ordinary shares pursuant to the Capped Call Transactions
Proposal
At the 2025 AGM, shareholders approved the repurchase by IREN of its ordinary shares pursuant to the December 2024 Capped Call Transactions and the June 2025 Capped Call Transactions. Since the shareholder approval was valid for 12 months following receipt of shareholder approval, at the AGM, we are once again asking our shareholders to approve the repurchase by IREN of its ordinary shares pursuant to such Capped Call Transactions, and all other Capped Call Transactions, which was approved by the Board on September 23, 2026, subject to approval by our shareholders.
Under Australian law (unlike in Delaware), a company must not acquire shares in itself without satisfying an exception. One exception is achieved by obtaining shareholder approval. IREN may elect to acquire shares in itself from the counterparties to the Capped Call Transactions, if it can obtain shareholder approval to do so. Otherwise, those transactions are to be settled in cash. This proposal would provide that shareholder approval. The Board believes this proposal to be in the best interests of IREN and its shareholders because it provides flexibility for either share settlement or cash settlement of the Capped Call Transactions, which is beneficial for the reasons set out below.
Background
•
In connection with IREN’s issuance of its 3.25% convertible senior notes due 2030, IREN entered into separate capped call option transactions with each of Citibank, N.A., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, and Wells Fargo Bank, National Association (the “December 2024 Capped Call Transactions”).

•
In connection with IREN’s issuance of its 3.50% convertible senior notes due 2029, IREN entered into separate capped call option transactions with each of Citibank, N.A., Mizuho Markets Americas LLC, and J.P. Morgan Securities LLC, portions of which were terminated in May 2026 (the remaining of which are the “June 2025 Capped Call Transactions”).

•
In connection with IREN’s issuance of its 0.00% convertible senior notes due 2031, IREN entered into separate capped call option transactions with each of Citibank, N.A., Banco Santander, S.A., Mizuho Markets Americas LLC and Wells Fargo Bank, National Association (the “October 2025 Capped Call Transactions”).

•
In connection with IREN’s issuance of its 0.25% convertible senior notes due 2032, IREN entered into separate capped call option transactions with each of Citibank, N.A., J.P. Morgan Securities LLC, Crédit Agricole Corporate and Investment Bank, Banco Santander, S.A., UBS AG, London Branch and Bank of Montreal (the “First December 2025 Capped Call Transactions”).

•
In connection with IREN’s December 2025 issuance of its 1.00% convertible senior notes due June 1, 2033, IREN entered into separate capped call option transactions with each of Citibank, N.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Banco Santander, S.A., Wells Fargo Bank, National Association and Bank of Montreal (the “Second December 2025 Capped Call Transactions”).

•
In connection with IREN’s May 2026 issuance of its 1.00% convertible senior notes due December 1, 2033, IREN entered into separate capped call option transactions with each of Banco Santander, S.A., Bank of Montreal, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Markets Americas LLC, The Bank of Nova Scotia and UBS AG, London Branch (the “May 2026 Capped Call Transactions” and, together with the December 2024 Capped Call Transactions, the June 2025 Capped Call Transactions, the October 2025 Capped Call Transactions, the First December 2025 Capped Call Transactions, and the Second December 2025 Capped Call Transactions, the “Capped Call Transactions”).

[50]

The Capped Call Transactions are call options purchased by IREN on IREN’s ordinary shares. IREN paid the premia for the Capped Call Transactions in full, and each Capped Call Transaction will be “net” settled, meaning IREN has no cash payment or other obligation in respect of any future exercise or termination thereof.
The December 2024 Capped Call Transactions have a strike price of $16.8090 per ordinary share, subject to a cap of $25.8600 per ordinary share, and expire in May and June of 2030, at which time they will be automatically exercised to the extent they are in-the-money. The June 2025 Capped Call Transactions have a strike price of $13.6370 per ordinary share, subject to a cap of $20.9800 per ordinary share, and expire in November and December of 2029, at which time they will be automatically exercised to the extent they are in-the-money. The October 2025 Capped Call Transactions have a strike price of $85.6282 per ordinary share subject to a cap of $120.1800 per ordinary share, and expire in May and June of 2031, at which time they will be automatically exercised to the extent they are in-the-money. The First December 2025 Capped Call Transactions have a strike price of $51.3999 per ordinary share subject to a cap of $82.2400 per ordinary share, and expire in April and May of 2032, at which time they will be automatically exercised to the extent they are in-the-money. The Second December 2025 Capped Call Transactions have a strike price of $51.3999 per ordinary share subject to a cap of $82.2400 per ordinary share, and expire in April and May of 2033, at which time they will be automatically exercised to the extent they are in-the-money. The May 2026 Capped Call Transactions have a strike price of $73.0738 per ordinary share subject to a cap of $110.3000 per ordinary share, and expire in October and November of 2033, at which time they will be automatically exercised to the extent they are in-the-money.
However, in certain circumstances, including upon any early conversion, redemption, repurchase or exchange of the related convertible notes, IREN has the right to cause an early termination and settlement of a corresponding portion of the applicable Capped Call Transactions.
•	The December 2024 Capped Call Transactions relate to an aggregate of 26,176,436 of IREN’s ordinary shares (subject to adjustment pursuant to the terms thereof).
•	The June 2025 Capped Call Transactions relate to an aggregate of 26,243,572 of IREN’s ordinary shares (subject to adjustment pursuant to the terms thereof).
•	The October 2025 Capped Call Transactions relate to an aggregate of 11,678,400 of IREN’s ordinary shares (subject to adjustment pursuant to the terms thereof).
•	The First December 2025 Capped Call Transactions relate to an aggregate of 22,373,595 of IREN’s ordinary shares (subject to adjustment pursuant to the terms thereof).
•	The Second December 2025 Capped Call Transactions relate to an aggregate of 22,373,595 of IREN’s ordinary shares (subject to adjustment pursuant to the terms thereof).
•	The May 2026 Capped Call Transactions relate to an aggregate of 41,054,400 of IREN’s ordinary shares (subject to adjustment pursuant to the terms thereof).
In each case, such number of shares is the same number of shares that underlies the applicable series of IREN’s convertible notes, except for the convertible notes associated with the December 2024 Capped Call Transactions and the June 2025 Capped Call Transactions. The number of shares that underlie these series of convertible notes is 12,630,725 and 17,114,392, respectively.
The Capped Call Transactions were entered into to reduce the potential dilution to IREN’s ordinary shares upon any conversion of its convertible notes and/or to offset any potential cash payments IREN is required to make in excess of the principal amount of converted notes, as the case may be, with such offset and/or reduction subject to a cap price. However, the Capped Call Transactions will be solely cash settled upon any exercise and settlement or early termination and settlement unless and until IREN receives shareholder approval to repurchase its ordinary shares pursuant to the terms of the Capped Call Transactions. As a result, unless and until IREN obtains the requisite shareholder approval, IREN will only be able to receive cash from the counterparties to the Capped Call Transactions upon any such settlement of the Capped Call

[51]

Transactions. IREN is seeking this shareholder approval in order to allow it to receive its ordinary shares from the counterparties to the Capped Call Transactions upon the exercise and settlement or termination and settlement of any Capped Call Transaction, in order to provide IREN the flexibility to choose whether it will receive cash or ordinary shares upon any such settlement. Since it is in IREN’s discretion (i) to receive cash or ordinary shares upon settlement of any Capped Call Transactions; and (ii) the timing and quantum of any such settlement, any material effect on the control of IREN is uncertain. The Board believes this proposal is in the best interests of IREN and its shareholders because the ability to choose to receive ordinary shares upon any such settlement will allow IREN more flexibility to manage dilution to its ordinary shares that may otherwise occur as a result of the existence of its convertible notes. The shareholder approval is valid for 12 months following receipt of shareholder approval, and IREN is not obliged to buy back any shares during this time period. Any shares bought back will be cancelled. The re-purchase of shares is not expected to have any material impact on the control of IREN.
Resolution
To consider and, if thought fit, to pass the following resolution as a special resolution:
RESOLVED, that for the purpose of section 257D of the Corporations Act and for all other purposes under the Corporations Act, approval be given for IREN to conduct a selective buyback of up to 149,899,998 fully paid ordinary shares in aggregate from Banco Santander, S.A., Bank of Montreal, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, UBS AG, London Branch, and Wells Fargo Bank, National Association and as detailed in this Proxy Statement.
Voting
Certain shareholders, defined below as “excluded shareholders,” are not permitted to vote on this proposal.
Note Regarding Proposal 3: For the purpose of Proposal 3, an “excluded shareholder” is (i) a “selling shareholder” with respect to the Capped Call Transactions, or (ii) an “associated person” of a selling shareholder with respect to the Capped Call Transactions. For purposes of Proposal 3, each of the following will constitute a “selling shareholder” with respect to the Capped Call Transactions: Banco Santander, S.A., Bank of Montreal, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, The Bank of Nova Scotia, UBS AG, London Branch, and Wells Fargo Bank, National Association. A shareholder will be an “associated person” of a selling shareholder if they (i) are a body corporate that such selling shareholder controls, (ii) a body corporate that controls such selling shareholder, (iii) a body corporate that is controlled by an entity that controls such selling shareholder, (iv) a person that has, or proposes to enter into, a relevant agreement for the purpose of controlling or influencing the composition of such selling shareholder’s board or conduct of its affairs, or (v) a person acting, or proposing to act, in concert with the selling shareholder in relation to its affairs.
If you are an “excluded shareholder” with respect to Proposal 3, you are not permitted to vote your ordinary shares for Proposal 3. By voting your shares with respect to Proposal 3, you will be deemed to represent and warrant to IREN that you are not an “excluded shareholder” with respect to Proposal 3.
The Board unanimously recommends a vote FOR the approval of the repurchase of ordinary shares pursuant to the Capped Call Transactions described in this Proxy Statement.

[52]

Proposal 4: Approve an advisory vote on executive compensation (the “say-on-pay” vote)
Proposal
We are asking our shareholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs for Fiscal 2026 as described in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC.
Background
Section 14A of the Exchange Act requires IREN to provide an advisory shareholder vote to approve the compensation of our NEOs, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our shareholders with the opportunity to cast an advisory vote on compensation of our NEOs in Fiscal 2026 as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.
This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. The Board and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program objectives.
Although, as an advisory vote, this proposal is not binding upon IREN, the Board, or the Compensation Committee, which is responsible for making decisions regarding the amount and form of compensation paid to our NEOs, will carefully consider the shareholder vote on this matter, along with all other expressions of shareholder views it receives on specific policies and desirable action. To help ensure that all shareholder views are well understood by the Board, we also encourage shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns with regard to our executive compensation principles and practices.
Following the advisory vote on the frequency of say-on-pay votes at the 2025 AGM, the Board determined to hold a say-on-pay vote annually. We expect to hold the next say-on-pay vote at the 2027 annual general meeting.
Resolution
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
RESOLVED, that the compensation paid to IREN’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure is hereby APPROVED.
Voting
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on IREN, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
As Proposal 4 is connected directly or indirectly with the remuneration of members of IREN’s key management personnel, Australian law imposes additional restrictions on proxy voting by IREN’s key management personnel or their closely related parties if the proxy appointment does not specify the way the proxy is to vote this resolution. See “What are the Board’s recommendations on how to vote my shares?” in the section “General Information About the Annual General Meeting” below for further details.
The Board unanimously recommends a vote FOR the approval of the advisory vote on executive compensation.

[53]

Proposal 5: Appoint KPMG Australia as IREN’s Australian statutory auditor
Proposal
We are asking our shareholders to appoint KPMG Australia as IREN’s Australian statutory auditor under the Corporations Act, with effect from the conclusion of the AGM.
Background
Following a competitive tender process, on November 27, 2025, KPMG LLP was appointed as IREN’s independent registered public accounting firm upon the recommendation of the Audit and Risk Committee and the approval of the Board (see “Audit and Risk Committee Matters — Change in Independent Registered Public Accounting Firm”).
The Corporations Act separately requires IREN to have an auditor of its Australian statutory financial statements. Byrons Audit resigned as IREN’s Australian statutory auditor, with the prior consent of the Australian Securities and Investments Commission, and the Board appointed KPMG Australia to fill the resulting casual vacancy under section 327C of the Corporations Act with effect from March 19, 2026. Under the Corporations Act, an auditor appointed by the directors to fill a casual vacancy holds office only until the company’s next annual general meeting. Shareholders are therefore asked to appoint KPMG Australia as IREN’s Australian statutory auditor at the AGM by ordinary resolution.
A notice of nomination of KPMG Australia for appointment as auditor of IREN has been received from Kent Draper, a shareholder of IREN, in accordance with section 328B of the Corporations Act, and a copy of the notice of nomination accompanies this Proxy Statement.
Resolution
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
RESOLVED, that for the purposes of section 327B of the Corporations Act and all other purposes, KPMG Australia, having consented in writing to act as auditor and having been nominated by a shareholder of IREN in accordance with section 328B of the Corporations Act, be appointed as Australian statutory auditor of IREN with effect from the conclusion of the AGM.
The Board unanimously recommends a vote FOR the appointment of KPMG Australia as IREN’s Australian statutory auditor.

[54]

Proposal 6: Ratify the appointment of KPMG LLP as IREN’s independent registered public accounting firm
Proposal
We are asking our shareholders to ratify, on a non-binding advisory basis, the appointment of KPMG LLP as IREN’s independent registered public accounting firm for the fiscal year ending June 30, 2027.
Background
As noted above, following a competitive tender process, on November 27, 2025, KPMG LLP was appointed as IREN’s independent registered public accounting firm upon the recommendation of the Audit and Risk Committee and the approval of the Board (see “Audit and Risk Committee Matters — Change in Independent Registered Public Accounting Firm”).
The Audit and Risk Committee is directly responsible for the appointment, compensation and oversight of IREN’s independent registered public accounting firm. Ratification by shareholders is not required by law or by IREN’s Constitution; however, the Board considers it good corporate governance to submit the appointment to shareholders for ratification. If shareholders do not ratify the appointment, the Audit and Risk Committee will consider the outcome of the vote in its future selection of IREN’s independent registered public accounting firm, but retains ultimate responsibility for the appointment.
Resolution
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
RESOLVED, on a non-binding advisory basis, that the appointment of KPMG LLP as IREN’s independent registered public accounting firm for the fiscal year ending June 30, 2027 be ratified.
The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as IREN’s independent registered public accounting firm.

[55]

Audit and Risk Committee Matters
Audit and Risk Committee Pre-Approval Policies and Procedures
IREN’s Audit and Risk Committee has established pre-approval policies and procedures applicable to all services provided by IREN’s independent registered public accounting firm, pursuant to which the Audit and Risk Committee reviewed for approval each particular service expected to be provided. In connection with that review, the Audit and Risk Committee is provided with detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. All the services shown in the table below were approved by the Audit and Risk Committee in accordance with these pre-approval policies and procedures.
Change in Independent Registered Public Accounting Firm
As previously disclosed, on November 27, 2025, KPMG LLP was appointed as IREN’s independent registered public accounting firm, effective November 27, 2025, upon the recommendation of the Audit and Risk Committee to the Board and the approval of the Board.
During IREN’s fiscal years ended June 30, 2025 and June 30, 2024 and through November 27, 2025, neither IREN, nor anyone on its behalf, consulted KPMG LLP regarding (a) either (1) the application of accounting principles to a specified transaction, either completed or proposed, or (2) the type of audit opinion that might be rendered on IREN’s consolidated financial statements, and neither a written report nor oral advice was provided to IREN by KPMG LLP that KPMG LLP concluded was an important factor considered by IREN in reaching a decision as to such accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).
In connection with the appointment of KPMG LLP, on November 26, 2025, RCGT was dismissed as IREN’s independent registered public accounting firm. RCGT had served as IREN’s independent registered public accounting firm since May 19, 2023.
The audit reports of RCGT on IREN’s consolidated financial statements as of and for the fiscal years ended June 30, 2025 and June 30, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended June 30, 2024 contained an explanatory paragraph expressing substantial doubt about IREN’s ability to continue as a going concern at that time. During the fiscal years ended June 30, 2025 and 2024 and the subsequent interim period through November 26, 2025, there were no “disagreements” with RCGT within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to RCGT’s satisfaction, would have caused RCGT to make reference in connection with their opinion to the subject matter of the disagreement, and the only “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K) was RCGT’s communication of the material weakness in internal control over financial reporting disclosed in IREN’s Annual Report on Form 20-F for the year ended June 30, 2024.
These matters were reported in IREN’s Current Report on Form 8-K filed with the SEC on November 28, 2025, and RCGT’s letter under Item 304(a)(3) of Regulation S-K was filed as Exhibit 16.1 to that Form 8-K.
Audit and Non-Audit Services
KPMG LLP has served as IREN’s independent registered public accounting firm since its appointment effective November 27, 2025, including for the audit of IREN’s consolidated financial statements for the fiscal year ended June 30, 2026. RCGT served as IREN’s independent registered public accounting firm from May 19, 2023 until November 26, 2025, including for the fiscal year ended June 30, 2025. Representatives from KPMG LLP are expected to be present at the AGM, will have the opportunity to make

[56]

a statement if desired, and will be available to respond to appropriate questions from shareholders. Fees incurred by IREN and its subsidiaries for professional services rendered by KPMG LLP and other KPMG member firms (collectively “KPMG”), with respect to the fiscal year ended June 30, 2026 were as follows:

Description	Amount (in thousands)
Audit Fees	$2,305
Audit-Related Fees	$68
Tax Fees	-
All Other Fees	-
Total	$2,373

Because KPMG LLP was not appointed until November 27, 2025, no fees were billed by KPMG LLP or other KPMG member firms with respect to the fiscal year ended June 30, 2025.
Audit Services
Audit fees for the fiscal year ended June 30, 2026 include fees for the audit of our annual consolidated financial statements, review work related to the unaudited interim financial statements included in our quarterly reports on Form 10-Q, the audit by KPMG Australia of IREN Limited’s Australian statutory financial statements prepared in accordance with Australian Accounting Standards issued by the Australian Accounting Standards Board, and other audit services. This category also includes fees for comfort letters, consents and related auditor procedures performed in connection with our at-the-market (ATM) offerings and convertible note offerings, and assistance with and review of documents filed with the SEC.
Audit Related Services
Audit related fees for the fiscal year ended June 30, 2026 relate to statutory limited assurance provided by KPMG Australia over our Sustainability Report prepared in accordance with AASB S2.

[57]

Report of the Audit and Risk Committee
The Audit and Risk Committee has reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2026 with our management. In addition, the Audit and Risk Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by standards promulgated by the Public Company Accounting Oversight Board, or PCAOB, including PCAOB Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit and Risk Committee also has received the written disclosures and the letter from KPMG LLP as required by the applicable requirements of the PCAOB and SEC rules regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit and Risk Committee has discussed with KPMG LLP the independence of KPMG LLP.
Based on the Audit and Risk Committee’s review of the matters noted above and its discussions with our independent accountants and our management, the Audit and Risk Committee recommended to the Board that the financial statements be included in our 2026 Annual Report on Form 10-K.
Respectfully submitted by the members of the Audit and Risk Committee of the Board of Directors:
•	Sunita Parasuraman, Chair
•	Michael Alfred
•	David Bartholomew
•	Christopher Guzowski
Australian Statutory Auditor
Section 327B of the Corporations Act requires that any public company incorporated under the laws of Australia must appoint a statutory auditor, registered with the Australian Securities and Investments Commission, at its first annual general meeting. IREN appointed Byrons Audit as its Australian statutory auditor at its first annual general meeting in 2022.
Byrons Audit resigned as IREN’s Australian statutory auditor and KPMG Australia was appointed to fill the resulting vacancy with effect from March 19, 2026. KPMG Australia acts as IREN’s Australian statutory auditor responsible for auditing IREN’s Australian statutory financial statements. Representatives from KPMG Australia are expected to be present at the AGM.

[58]

General Information About the Annual General Meeting
Questions and Answers About Voting
Why am I receiving these materials?
IREN’s Board is soliciting your vote by proxy at the AGM. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares.
Why did I receive a notice in the mail regarding the notice of internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2026 Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice of Internet Availability to our shareholders of record and beneficial shareholders as of 5:00pm (ET) on September 28, 2026, which is the record date for the AGM.
Can I access IREN’s proxy materials and Annual Report electronically?
The Notice of Internet Availability and proxy card or voting instruction form you received will contain instructions to view the proxy materials and 2026 Annual Report on the internet. Electronic copies of the Proxy Statement and the 2026 Annual Report are available at www.proxyvote.com.
How can I sign up for the electronic proxy delivery service?
The Notice of Internet Availability and proxy card or voting instruction form included with the proxy materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What is the record date for the AGM?
The Board has determined that the persons entitled to receive notice of the AGM are those who are registered shareholders of IREN at 5:00pm (ET) on September 28, 2026. In accordance with Regulation 7.11.37 of the Corporations Regulations 2001 (Cth) (Australia) those who are registered shareholders on the transfer books of IREN at 9:00am (AEDT) on November 23, 2026 (5:00pm (ET) on November 22, 2026), are also eligible to vote. Accordingly, transfers by such registered shareholders that are registered after that time will be disregarded in determining entitlements to attend and vote at the AGM.
Can I vote at the AGM?
You may vote your shares electronically at the AGM by using the control number on your Notice of Internet Availability, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/IREN2026. If you have already voted previously by telephone or internet, there is no need to vote again at the AGM unless you wish to revoke and change your vote.
Can I vote by telephone or internet?
For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks offer telephone and internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered shareholders with shares registered directly in their names with our transfer agent will also be able to vote by telephone and internet. Submitting a telephonic or internet proxy will not affect your right

[59]

to vote electronically at the AGM should you decide to attend the AGM. The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.
The accompanying proxy card or voting instruction form provides instructions on how to vote via the internet or by telephone.
How will my proxy be voted?
The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the AGM. Shareholders are requested to vote via the internet or by telephone, or, if you received printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the AGM will be voted (subject to the next paragraph) in accordance with the recommendation of the Board set forth in this Proxy Statement (see “What are the Board’s recommendations on how to vote my shares?” below).
Key management personnel of IREN and their closely related parties are not permitted to vote as a proxy on the advisory vote on executive compensation (Proposal 4) unless:
•	the proxy is voted in accordance with a direction given to them specifying how to vote; or
•
the proxy is given to the Chair under an express authorization in the proxy appointment to exercise the proxy as the Chair decides, even though Proposal 4 is connected with the remuneration of IREN’s key management personnel.

What are the Board’s recommendations on how to vote my shares?
The Board recommends a vote FOR the following Proposals:
•	Proposal 1: Re-elect Christopher Guzowski as a director for a three-year term expiring at the 2029 AGM
•	Proposal 2: Approve the repurchase by IREN of its ordinary shares pursuant to the Prepaid Forward Transactions
•	Proposal 3: Approve the repurchase by IREN of its ordinary shares pursuant to the Capped Call Transactions
•	Proposal 4: Approve an advisory vote on executive compensation (the “say-on-pay” vote)
•	Proposal 5: Appoint KPMG Australia as IREN’s Australian statutory auditor
•	Proposal 6: Ratify the appointment of KPMG LLP as IREN’s independent registered public accounting firm
Additionally, if other matters are presented at the AGM, the persons named in the proxy card or voting instruction form as proxy holders are authorized to vote on the additional matters as they determine.
Who pays the cost for soliciting proxies by IREN?
Proxy materials are being distributed to shareholders beginning on or about October 13, 2026. Certain officers, directors, employees and agents of IREN, may solicit proxies by telephone, emails, or other personal contact. We will bear the cost for the solicitation of the proxies, including postage, printing, and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of ordinary shares.

[60]

What is householding?
Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple shareholders in one household. If you would like to receive your own set of IREN’s proxy statements, annual reports and related materials, or if you share an address with another IREN shareholder and together both of you would like to receive only a single set of these documents, you may (1) notify your bank, broker or other nominee, or (2) direct your written request to Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or our Investor Relations Department at ir@iren.com.
May I change my vote?
If you are a registered shareholder, you may change your vote or revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by virtually attending the AGM and voting online during the AGM. If your shares are held in “street name,” you must follow the instructions from your bank, broker or other nominee for instructions on changing your vote or revoking your proxy.
What constitutes a quorum?
Under rules 9.3 and 9.5 of the Constitution, a quorum for the AGM (and for any meeting adjourned for want of a quorum) is holders of shares entitled to cast at least 33 1/3% of the votes that all holders of shares are entitled to cast on one or more resolutions at the meeting (which must include each holder of a B Class share from time to time, to the extent such holder is entitled to vote on one or more resolutions at the meeting), consistent with Nasdaq Rule 5620(c).
In determining whether a quorum is present, an individual attending in more than one capacity is to be counted only once and if a member has appointed more than one corporate representative, proxy or attorney, only one is to be counted.
Abstentions and broker non-votes will qualify for determining whether there is a quorum.
What vote is required to approve each item?

Proposal	Voting requirement	Effect of abstentions	Effect of broker non-votes
Proposal 1: Re-elect Christopher Guzowski as a director for a three-year term expiring at the 2029 AGM	A majority of the votes cast are in favor of the resolution	No effect on outcome	No effect on outcome
Proposal 2: Approve the repurchase by IREN of its ordinary shares pursuant to the Prepaid Forward Transactions	75% of the votes cast are in favor of the resolution; certain “excluded shareholders” as described under “Proposal 2” are not permitted to vote	No effect on outcome	No effect on outcome
Proposal 3: Approve the repurchase by IREN of its ordinary shares pursuant to the Capped Call Transactions	75% of the votes cast are in favor of the resolution; certain “excluded shareholders” as described under “Proposal 3” are not permitted to vote	No effect on outcome	No effect on outcome

[61]

Proposal	Voting requirement	Effect of abstentions	Effect of broker non-votes
Proposal 4: Approve an advisory vote on executive compensation (the “say-on-pay” vote)	A majority of the votes cast are in favor of the resolution	No effect on outcome	No effect on outcome
Proposal 5: Appoint KPMG Australia as IREN’s Australian statutory auditor	A majority of the votes cast are in favor of the resolution	No effect on outcome	No effect on outcome. We do not expect any broker non-votes on this proposal.
Proposal 6: Ratify the appointment of KPMG LLP as IREN’s independent registered public accounting firm	A majority of the votes cast are in favor of the resolution	No effect on outcome	No effect on outcome. We do not expect any broker non-votes on this proposal.

How is the vote counted?
Votes cast by proxy or at the AGM will be counted by the persons appointed by IREN to act as tellers for the AGM.
Stock exchange rules generally permit a broker, bank or other nominee to vote shares held in a brokerage account on routine matters if the broker, bank or other nominee does not receive voting instructions from you, but they will not have discretion to vote your shares on non-routine matters. Other than Proposals 5 and 6, none of the proposals at this AGM are routine. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine and you do not provide any voting instructions, a “broker non-vote” occurs, and, as a result, your shares will not be voted on these proposals.
If you do not indicate whether or not you are a “selling shareholder” or an “associated person” of a selling shareholder with respect to Proposals 2 or 3 by marking “YES” or “NO” on the proxy card or voting instruction form (or in your electronic submission), your shares will not be voted for Proposals 2 or 3.
Where is the AGM held?
The AGM will be conducted solely via virtual webcast at: www.virtualshareholdermeeting.com/IREN2026.
You will be able to participate, submit questions and vote your shares electronically. To do so, you will need to visit www.virtualshareholdermeeting.com/IREN2026 and use the control number provided with the voting instructions.
Please join the AGM 15 minutes prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page hosting the virtual meeting.
How do I submit a question for the AGM?
Shareholders are encouraged to submit written questions in advance of the AGM, and you may log in and ask a question at www.proxyvote.com up until 11:59pm (ET) on Monday, November 23, 2026. If you wish to submit a question on the day of the AGM, beginning at 4:15pm (ET) on November 24, 2026, you may log in

[62]

and ask a question at www.virtualshareholdermeeting.com/IREN2026. The AGM will be governed by our meeting guidelines posted at www.proxyvote.com in advance of the AGM. The AGM guidelines will address the ability of shareholders to ask questions during the AGM, including rules on permissible topics.
What happens if the AGM is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Proposals and Nominations by Shareholders
If you wish to submit a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act to be considered for inclusion in IREN’s proxy materials for IREN’s 2027 Annual General Meeting, your proposal must be submitted in writing by June 15, 2027 to AGM@iren.com. Proposals submitted by mail to Level 5, 55 Market Street, Sydney NSW 2000 Australia must also be emailed to AGM@iren.com. The proposal must meet the requirements of Rule 14a-8 to be considered for inclusion in the proxy materials.
For a shareholder proposal submitted in accordance with section 249N of the Corporations Act, the last date for submitting a request to include a shareholder proposal is 2 months before the date of IREN’s 2027 AGM.
Shareholders who intend to make director nominations must comply with the requirements under the Constitution, including that such notice must be received no later than 2 months before the 2027 AGM. Shareholders who intend to solicit proxies in support of any director nominees other than IREN’s nominees must also provide notice to our Secretary that sets forth all information required by Rule 14a-19 under the Exchange Act, and such notice must be received no later than September 25, 2027, except that, if the date of the 2027 AGM changes by more than 30 calendar days from the date of the AGM, such notice must be provided by the later of 60 calendar days prior to the date of the 2027 AGM or the 10th calendar day following the day on which public announcement of the date of the 2027 AGM is first made by IREN. A shareholder seeking to utilize the universal proxy rules must comply with those rules and must also comply with IREN’s Constitution, including the obligation to provide timely notice as described above.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by IREN with the SEC under the Securities Act or the Exchange Act, the information contained in the section of this Proxy Statement titled “Report of the Audit and Risk Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than the 2026 Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.
Other Matters
The Board does not know of any other matters that may be presented for action at the AGM other than those described in this Proxy Statement. If any other matters do properly come before the AGM, the persons named as proxies will vote, in their discretion, according to their best judgment and the recommendation of the Board.

[63]

September 24, 2026
IREN Limited
Level 5, 55 Market Street
Sydney NSW 2000
AUSTRALIA
Attention: The Board of Directors
Nomination of KPMG (Australian Business Number 51 194 660 183) as auditor of IREN Limited for the purposes of the Corporations Act 2001 (Cth)
In accordance with section 328B of the Corporations Act 2001 (Cth), I nominate KPMG (Australian Business Number 51 194 660 183) for appointment as IREN Limited’s auditor at IREN Limited’s next Annual General Meeting or any postponement or adjournment of that Annual General Meeting.
Yours faithfully

/s/ Kent Draper
Kent Draper
Shareholder

COMPUTERSHARE
PO BOX 43078
PROVIDENCE, RI 02940-3078

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on November 23, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IREN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on November 23, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to IREN LIMITED c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04047-P57298 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IREN LIMITED

The Board of Directors recommends you vote FOR proposals 1-6:

	Yes	No
2a. I am a "selling shareholder" or "associated person" of a selling shareholder (each as defined in Proposal 2 in the Proxy Statement) with respect to the Prepaid Forward Transactions. Please note: If you respond "Yes" or leave question 2a blank, your shares will not be voted for Proposal 2.	☐	☐

	For	Against	Abstain
3. Approve the repurchase by IREN of its ordinary shares pursuant to the Capped Call Transactions (as defined in the Proxy Statement). NOTE: If you do not indicate whether or not you are a "selling shareholder" or "associated person" with respect to Proposal 3, your ordinary shares will not be voted for Proposal 3.	☐	☐	☐

	Yes	No
3a. I am a "selling shareholder" or "associated person" of a selling shareholder (each as defined in Proposal 3 in the Proxy Statement) with respect to the Capped Call Transactions. Please note: If you respond "Yes" or leave question 3a blank, your shares will not be voted for Proposal 3.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Sign exactly as your name(s) appear(s) on the share register. If shares of stock stand of record in the names of two or more persons, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary or otherwise equivalent authorized officers. Executors or administrators or other fiduciaries who execute the proxy card for a deceased shareholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

T04048-P57298

IREN LIMITED
PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IREN LIMITED

Appointment of Proxyholder

I/We, being a member of IREN Limited, hereby appoint the Chair of the meeting, or the following person

Please leave this box blank if you have selected the Chair. Do not insert your own name(s).	Please indicate the number of shares this proxy is appointed over (if less than your full voting entitlement).

The undersigned hereby appoints the individual(s) listed above with full power of substitution and re-substitution, to represent the undersigned and to vote all of the shares of stock in IREN LIMITED (the "Company") which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/IREN2026 on November 24, 2026 at 4:30 p.m. U.S. Eastern Time and at any adjournment or postponement thereof: (1) as specified upon the proposal listed on the reverse side and as more particularly described in the Company's Notice of 2026 Annual General Meeting, receipt of which is hereby acknowledged, (2) for the election of any person to the board of directors of the Company if any nominee named herein becomes unable to serve or for good cause will not serve, (3) on any matter that the board of directors of the Company did not know would be presented at the Annual General Meeting by a reasonable time before the proxy solicitation was made, and (4) in their best judgment upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges that any directed proxies that are not voted on a poll at the Annual General Meeting will default to the Chair of the Annual General Meeting, including where the applicable proposal is connected directly or indirectly with the remuneration of the Company's key management personnel.

You can appoint a proxy and, where you are entitled to two or more votes, you may appoint two proxies. Where two proxies are appointed, you may specify the number or proportion of votes to be exercised by each proxy appointed. If no number or proportion of votes is specified, each proxy appointed will be taken to exercise half of your votes (disregarding fractions). An appointed proxy need not themselves be a shareholder of the Company.

Important for Proposal 4: If the Chair of the Annual General Meeting is your proxy, either by appointment or by default, and you have not indicated your voting intention below, you expressly authorize the Chair of the Annual General Meeting to exercise the proxy in respect of Proposal 4, even though the Proposal is connected directly or indirectly with the remuneration of the Company's key management personnel.

The shares represented hereby shall be voted as specified. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)